As filed with the Securities and Exchange Commission on July 14, 2022

Registration No. 333-265657

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

DORCHESTER CAPITAL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

__________________________________________

Delaware	6770	88-0839149
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

210 Park Avenue
Suite 3121
Oklahoma City, OK 73102
(405) 252-7320
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

Brian P. Shannon
Chief Executive Officer
210 Park Avenue
Suite 3121
Oklahoma City, OK 73102
Tel: (405) 252-7320
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copies of all communications, including communications sent to agent for service, to:

G. Michael O’Leary Hunton Andrews Kurth LLP 600 Travis Street Suite 4200 Houston, TX 77002 (713) 220-4200	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, NY 10174 (212) 818-8800

__________________________________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

__________________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 14, 2022

PRELIMINARY PROSPECTUS

$150,000,000

Dorchester Capital Acquisition Corp.

15,000,000 Units

Dorchester Capital Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” We have not selected any business combination target and we have not, nor has anyone on our behalf, had any substantive discussions, directly or indirectly, with any business combination target regarding a business combination with our company. Although we may pursue an investment opportunity in any business or industry, we intend to focus our search for a target business on opportunities and companies in the energy industry in North America, primarily targeting the U.S. onshore upstream oil and gas sector.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described herein. Only whole warrants are exercisable. The warrants will become exercisable on the 30th day after the completion of our initial business combination and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Subject to the terms and conditions described in this prospectus, we may redeem the warrants once the warrants become exercisable. We have also granted the underwriters a 45-day option to purchase up to an additional 2,250,000 units to cover over-allotments, if any.

(Prospectus cover continued from preceding page.)

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 34. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Per Unit	Total
Public offering price	$10.00	$150,000,000
Underwriting Discounts and Commissions(1)	$0.55	$8,250,000
Proceeds, before expenses	$9.45	$141,750,000

____________

(1)       Includes $0.35 per unit, or $5,250,000 (or $6,037,500 if the underwriters’ overallotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in a trust account located in the United States as described herein. Does not include certain fees and expenses payable to the underwriters in connection with this offering. EarlyBirdCapital, Inc. has also received and will receive compensation in addition to the underwriting discount, including 100,000 shares of Class A common stock, which we refer to as the “EBC founder shares”. See the section of this prospectus entitled “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and a portion of the proceeds from the sale of the private placement warrants described in this prospectus, $154,500,000 or $177,675,000 if the underwriters’ overallotment option is exercised in full ($10.30 per unit in either case) will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about            , 2022.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

EarlyBirdCapital, Inc.	Stephens Inc.

The date of this prospectus is            , 2022

(Prospectus cover continued from preceding page.)

We will provide our stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the completion of our initial business combination at a per-share price described herein, payable in cash, subject to the limitations described herein. If we have not completed our business combination within 15 months from the closing of this offering we will redeem 100% of the public shares at a per-share price described herein, payable in cash, subject to applicable law and as further described herein.

Our sponsor, DC-SPAC, LLC (which we refer to as our sponsor throughout this prospectus) and EarlyBirdCapital, Inc., an underwriter in this offering (“EBC”), have agreed that they and/or their designees will purchase an aggregate of 10,100,000 warrants (or 10,725,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per whole warrant ($10,100,000 in the aggregate or $10,725,000 in the aggregate if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants throughout this prospectus as the private placement warrants. Each private placement warrant is exercisable to purchase one share of our Class A common stock at $11.50 per share.

Our sponsor owns 4,262,500 shares of our Class B common stock, and certain of our independent directors own an aggregate of 50,000 shares of Class B common stock. Up to 562,500 of the shares of Class B common stock held by our sponsor are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised; however, the shares held by our independent directors are not subject to forfeiture if the underwriters’ over-allotment option is not exercised in whole or in part. We refer to these shares of Class B common stock as the founder shares throughout this prospectus. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein.

Currently, there is no public market for our units, shares of our common stock or warrants. We have applied to have our units listed for trading on the New York Stock Exchange (the “NYSE”), under the symbol “DSPK.U” promptly after the date of this prospectus. The Class A common stock and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus unless the underwriters inform us of their decision to allow earlier separate trading, subject to certain conditions. We cannot guarantee that our securities will be approved for listing. Once the securities comprising the units begin separate trading, the Class A common stock and warrants will begin trading on the NYSE under the symbols “DSPK” and “DSPK WS,” respectively.

We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in the prospectus, and neither we nor the underwriters take any responsibility, and can provide you no assurance as to the reliability of, any other information others give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. Neither the delivery of the prospectus, nor any sale made hereunder, shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus, or the context otherwise requires, references to:

•        “we,” “us,” “company” or “our company” are to Dorchester Capital Acquisition Corp.;

•        “amended and restated certificate of incorporation” are to our amended and restated certificate of incorporation to be entered into as of the closing of this offering or promptly thereafter;

•        “Class A common stock” are to shares of our Class A common stock, par value $0.0001 per share;

•        “Class B common stock” are to shares of our Class B common stock, par value $0.0001 per share;

•        “common stock” are to our Class A common stock and our Class B common stock, collectively;

•        “EBC” are to EarlyBirdCapital, Inc., an underwriter of this offering;

•        “EBC founder shares” are to shares of our Class A common stock purchased by EBC and its designees in a private placement prior to this offering (for the avoidance of doubt, such shares of Class A common stock will not be “public shares”);

•        “equity-linked securities” are to any securities of our company or any of our subsidiaries which are convertible into, or exchangeable or exercisable for, equity securities of our company or such subsidiary;

•        “founder shares” are to shares of our Class B common stock initially purchased by our sponsor in a private placement prior to this offering, of which a total of 50,000 shares were subsequently transferred to certain of our directors as compensation for serving as members of our board of directors, and any shares of our Class A common stock issued upon the conversion thereof as provided herein;

•        “management” or our “management team” are to our officers and directors;

•        “private placement warrants” are to the warrants issued to our sponsor in a private placement simultaneously with the closing of this offering or upon the conversion of working capital loans made to us;

•        “public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public stockholders” are to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and each member of our management team’s status as a “public stockholder” shall only exist with respect to such public shares;

•        “public warrants” are to the warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market, including warrants that may be acquired by our sponsor or its affiliates in this offering or thereafter in the open market);

•        “specified future issuance” are to an issuance of a class of equity or equity-linked securities to specified purchasers, which may include affiliates of our sponsor, that we may determine to make in connection with financing our initial business combination;

•        “sponsor” are to DC-SPAC, LLC, an Oklahoma limited liability company;

•        “Stephens” are to Stephens Inc., an underwriter of this offering;

•        “underwriters” are to EBC and Stephens, as the underwriters of this offering;

•        “warrants” are to the private placement warrants and the public warrants collectively;

•        “warrant agent” are to Continental Stock Transfer & Trust Company, in its capacity as warrant agent with respect to the warrants, and any successor thereto; and

•        “warrant agreement” are to the warrant agreement, by and between the company and the warrant agent, setting forth the terms and conditions of the warrants.

Each unit consists of one share of Class A common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a Delaware corporation newly formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” We have not selected any potential initial business combination targets, and we have not, nor has anyone on our behalf, had any substantive discussions, directly or indirectly, with any potential initial business combination targets regarding a business combination with our company.

Although we may pursue our initial business combination in any business, industry or geographic location, we currently intend to focus on opportunities that capitalize on the expertise and ability of our management team, particularly our Chief Executive Officer, Brian Shannon, our Chief Financial Officer, John Perri, and our Chairman of our board of directors, David Wood, to identify and acquire an operating business in the energy industry in North America, primarily targeting the U.S. onshore upstream oil and gas sector. We will seek to capitalize on the significant experience and network of our management team, our board of directors and our sponsor to complete our initial business combination. We believe our team’s extensive U.S. shale basin experience with proven achievements in the upstream oil and gas sector creating long-term shareholder value, combined with rebounding global and U.S. oil and gas demand and prices from the lows of the pandemic shock, will provide an opportunity to execute a potentially transformational business combination.

We believe that there are currently many attractive investment opportunities in the energy sector. Low commodity prices in recent years have stressed the balance sheets and financial and operational flexibility of many companies and have resulted in a number of corporate restructurings, forced sales, mergers and/or the disposition of assets. Additionally, public equity and debt providers have substantially reduced their investments in the upstream energy sector, which has raised the cost of capital for most non-investment grade upstream energy companies and limited mergers and acquisitions transaction volume due to the lack of qualified and active buyers. Recently, U.S. oil and gas demand and prices have rebounded and held at increased levels, and the invasion of Ukraine by Russia has resulted in a spike in hydrocarbon prices. We believe these market conditions have also put a focus on technologies that can increase oil and gas productivity and reduce costs. Given the restricted access confronting the upstream energy industry as a result of, and including, among other factors, the on-going energy transition to sustainable and renewable energy sources, the concerns of many investors with the adverse effects of hydrocarbons on climate change, the focus of many investors on environmental, social and governance (“ESG”) and the policies and regulations of the current U.S. government administration against the hydrocarbon industry, our management team and sponsor believe that attractive investment opportunities exist in the upstream energy sector, and we intend to leverage the experience and network of contacts of our management team and sponsor to pursue one or more attractive acquisitions in that sector.

Even fundamentally sound companies can often fail to perform up to their potential due to a variety of factors, including underinvestment, a temporary period of dislocation in the markets in which they operate, over-levered capital structures, excessive cost structures, incomplete management teams and/or inappropriate business strategies. We believe that we are well positioned to identify companies with the potential to yield attractive risk-adjusted returns in the marketplace and that our contacts and transaction sources, ranging from industry executives, private owners, private equity funds, investment bankers and family offices, will enable us to pursue a broad range of potential opportunities. We believe many businesses in the upstream energy sector could benefit from access to public markets but have been unable to do so due to a number of factors, including the time and expense required to conduct a traditional initial public offering, market volatility and pricing uncertainty.

Management Team, Directors and Sponsor

We intend to capitalize on the capabilities and the established relationships of the members of our management team, directors and sponsor group to identify, evaluate, negotiate and successfully acquire a business that can benefit from a public platform. Our management team and representatives of our sponsor are well respected business leaders that have held senior executive positions across the global oil and gas and financial industries and have significant experience and success identifying and deploying asset growth strategies within these sectors.

We will seek to capitalize on our management teams’ over 100 combined years of experience in the oil and gas industry. As described further below, our management team brings a depth and diversity of transactional and investing experience that will enable us to evaluate business opportunities across multiple sectors, especially the upstream sector, within the oil and gas industry. Through extensive exposure and developmental work within many of the largest U.S. oil and gas shale producing basins while overseeing over $1.6 billion of investments in various ventures, members of our management team have developed valuable industry insight and cultivated an enduring network of upstream oil and gas industry relationships. Furthermore, our management team is supplemented and complimented by sponsor members who have held multiple executive and leadership positions at industry leading companies, both private and public, oil and gas related ventures and organizations, serving both Fortune 100 and private equity backed companies as chief executive officers, chief financial officers, advisors and board members.

Our management team’s substantial experience in building energy asset management platforms while navigating new and mature companies through dynamic industry trends to achieve profitability and growth provides us with what we believe is a unique opportunity to maximize long term shareholder value. We believe that we will benefit tremendously from our management team’s operating and investing experience, industry relationships, and deep expertise in the energy sector.

Brian P. Shannon, our Chief Executive Officer and a Director, currently serves, and will continue to serve, as the chief executive officer of Dorchester Energy Management (“DEM”), an affiliate of our sponsor, which provides accounting, asset evaluation, corporate restructuring, engineering, financial reporting, reserve assessment and other related asset management services to the upstream oil and gas industry. Prior to joining DEM, he was involved in the founding of, and served in the positions of chief executive officer and president at, Black Falcon Energy. These two combined upstream oil and gas energy asset management platforms (DEM and Black Falcon Energy) provided and were responsible for the management of more than 18,000 producing wells, comprising capital investments of over $1.6 billion, located within all of the major U.S. oil and gas shale producing regions. Since 2015, Mr. Shannon and the other members of our management team have evaluated, advised and managed asset revitalization and restructuring projects for six different upstream oil and gas companies/clients, while evaluating and managing drilling programs on clients’ leaseholds involving over 400 various upstream oil and gas operating partners with their leasehold capital activity participation levels approaching 500 new drilled wells annually. Prior to 2015, Mr. Shannon gained extensive financing experience through officer positions with direct lending energy funds and his involvement of almost fourteen years at Shannon Energy Advisors, an investment banking platform that he founded and which assisted in raising private equity and debt facilities for upstream and midstream oil and gas clients, along with assisting on acquisition and divestiture transactions. Mr. Shannon began his oil and gas career with fourteen years of upstream oil and gas operations experience while serving in both onshore and offshore drilling, production, and reservoir functions.

John T. Perri, our Chief Financial Officer and a Director, founded various entities affiliated with our sponsor, including DEM. Mr. Perri is president of Dorchester Capital Corporation, LLC, a diversified private equity company with investment profiles that include upstream oil and gas, healthcare, commercial real estate, professional sports franchises and entertainment. Dorchester Capital’s upstream oil and gas companies, based in Oklahoma City, Oklahoma, have through the years owned non-operated working interests in over 8,000 wells with extensive leasehold positions primarily located across Louisiana, Oklahoma and Texas. In April 2021, Dorchester Resources, L.P. (“DR”), an upstream oil and gas company where Mr. Perri had been Manager of its General Partner from inception in 2015, filed a prearranged Chapter 11 plan under the U.S. Bankruptcy Code. Subsequently, as part of the reorganization plan, a new entity DRII, LLC emerged in 2021 following a 363 sale of certain assets approved by the Bankruptcy Court in July 2021. The Chapter 11 plan for DR was later dismissed in September 2021. Dorchester Capital Corporation, LLC’s healthcare investments have included companies in the diagnostic imaging, facility development and management, ambulatory surgery, hospital, workers compensation, case management, network development and managed care sectors. Mr. Perri served as an independent Director of Medical Facilities Corporation (TSX:DR). Mr. Perri began his career in public accounting with PricewaterhouseCoopers, leaving as a Senior Tax Manager in 1991.

David M. Wood, our Non-executive Chairman of the Board, provides invaluable experience as a former director and chief executive officer of several companies including Gulfport Energy from December 2018 to May 2021, Arsenal Resources from 2015 to 2017, and Murphy Oil Corporation from 1994 to 2012. He has also served in positions including director and chairman at several companies including Lilis Energy Inc., a publicly traded oil and gas company (“Lilis”), from May 2018 to March 2020, Deep Gulf Energy LLC from September 2013 to October 2018, and before that at entities including Crestwood Midstream GP LLC, Crestwood Equity GP, LLC and Berkana Energy Corporation, when it was majority owned by Murphy Oil. Mr. Wood has extensive experience in evaluating and improving leadership teams and creating strong governance platforms across oil and gas companies. He also served as a senior advisor to First Reserve from 2013 to 2016, a leading private equity firm assisting U.S. asset-based portfolio companies in asset assessment and development and public market positioning. He has served on oil and gas professional affiliated organizations including the American Petroleum Institute (API).

Michael G. Long, a Director, has served in positions of chief financial officer for Sanchez Energy Corporation and Edge Petroleum Corporation, each publicly traded oil and gas companies, and as a director of Lilis, serving as chairman of the audit committee and as non-executive chairman of the board. He has also served on the board for a private equity-backed upstream oil and gas company. Mr. Long began his career as an economist in the planning group of Amoco Corporation (formerly Standard Oil Co. (Indiana)), a major oil and gas corporation before spending over sixteen years in oil and gas commercial and investment banking with a primary focus on the upstream energy sector. He later transitioned to the oil and gas exploration and production sector where he spent twelve years in positions including executive vice president and chief financial officer at a rapidly growing organization where he was involved in its initial public offering, subsequent equity offerings and debt financings to fuel their growth. He later served as the chief financial officer of Edge Petroleum Corporation, transitioning the privately held oil and gas exploration and production company through its initial public offering to a public company that allowed it acquire and finance approximately $2 billion in acquisitions.

Stephen A. Bishop, a Director, most recently served as executive vice president and chief financial officer of American Zinc Recycling LLC, a private equity-backed environmental services company, and its subsidiaries from March 2019 through the successful sale of the company to a strategic buyer in August 2021. Previously Mr. Bishop was president, chief financial officer and a board member of Arsenal Resources (formerly Mountaineer Keystone), a private equity-backed oil and natural gas exploration and development company focused on the Marcellus shale. At Arsenal, Mr. Bishop led over $1 billion of capital raising activities and managed numerous assets and corporate acquisitions from the Company’s formation in July 2011 through November 2017. Prior to Arsenal, Mr. Bishop was an investment banker with Donaldson, Lufkin and Jenrette, Credit Suisse and Deutsche Bank from June 2000 through June 2011, where he provided capital raising and mergers and acquisitions advisory and execution for over $100 billion in transactions. Mr. Bishop served as a surface warfare officer in the United States Navy from May 1993 through May 2000.

Information regarding performance by our management team is presented for informational purposes only. Past performance of our management team is not a guarantee of our ability to successfully identify an attractive target business and execute and consummate a business combination with such entity or the performance of such business after we consummate such a transaction. You should not rely on the historical record of members of our team or their respective affiliates as indicative of future performance of an investment in us or the returns that we will, or are likely to, generate going forward. See “Risk Factors — Risks Relating to our Sponsor and Management Team — Past performance by our officers and directors may not be indicative of future performance of an investment in the Company.”

Market Opportunity

We believe that there are currently many attractive investment opportunities in the upstream oil and gas sector. Volatility in commodity prices, driven by global supply and demand dynamics spurred by the coronavirus (“COVID-19”) pandemic, inflation factors and the Russian invasion of Ukraine and the related economic sanctions, have stressed, at times, the balance sheets and financial and operational flexibility of many companies in the energy sector, but have also provided significant opportunities. The increased level of uncertainty has caused a number of restructurings, forced corporate sales and mergers and the disposition of assets. Recently, U.S. oil and gas demand and prices have rebounded and held at increased levels. Meanwhile, public equity and debt providers have substantially reduced their investments in certain areas of the energy sector, particularly in the upstream oil and gas sector. As a result, there has been a dramatic reduction in global oil and gas investments in 2020 and 2021, which limits the risk of near term over-supply. Further, dominant private equity energy funds that invested at least $1.1 trillion (88% fossil fuels) since 2010 are still managing sizeable upstream oil and gas company portfolios with very limited liquidity options besides assets sales into an acquisition and disposition market favorable to buyers. Furthermore, several private equity firms that typically sponsored funds that invested in the upstream oil and gas sector have announced that future funds will no longer pursue investment in that sector as a result of ESG concerns. Accordingly, we see tremendous potential in concentrating our search for targets in the upstream segment of the energy industry, where we see particularly compelling opportunities.

Business Strategy

Our objective is to identify, acquire and maximize the value of an oil and gas company that has high quality hydrocarbon producing assets with remaining upside potential that supports substantial future free cash flow that we believe provides attractive long-term capital returns. Our targets may demonstrate the characteristics set out below under our “Acquisition Criteria and Process.” Our selection process is expected to make significant use of our management team’s extensive oil and gas industry knowledge, experience, reputation, contacts and relationships. Fundamentally sound business platforms can fail to perform up to their full potential due to numerous factors, including periods of dislocation in the markets in which they operate, excessive operating cost structures, over-levered capital structures, underinvestment, lack of access to capital, general mismanagement and/or misguided business strategies. Our team has extensive experience in identifying those businesses within the oil and gas industry and executing acquisitions and mergers across multiple energy market cycles.

We believe that our executive leadership’s strong industry connections and history of management and investment success across the global energy market will help facilitate deal flow and be attractive to the management teams and equity and debt holders of potential business targets. We will focus our efforts on opportunities where we feel we have a competitive advantage in understanding the asset base and operations of the potential business target and are best situated to enhance the value of a target through completion of an initial business combination with the goal of maximizing stakeholder value. We believe that many privately held companies will consider our executive leadership and management team to be a trustworthy and knowledgeable partner and recognize our ability to drive value and enhance returns.

Members of our management team have significant experience across the diversified oil and gas energy sector and have managed and invested across the capital structure in both private and publicly traded companies. In addition, certain equity holders of our sponsor have a significant history of diversified investment activities, which we believe is a competitive advantage and could serve as another source of potential targets for our initial business combination to the extent that certain investment opportunities they review may not be appropriate for their existing investment platforms. We believe that our integrated team and affiliation will allow us to pursue a number of transaction opportunities concurrently and reduce the time required from initial identification of an opportunity until a potential transaction announcement.

Acquisition Criteria and Process

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important when evaluating potential targets for our initial business combination. We intend to use these criteria and guidelines when evaluating business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet any or all of these criteria and guidelines. Although we intend to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity.

Attractive Returns.    Acquire a business at a valuation that will offer attractive long-term risk-adjusted equity returns for our shareholders.

Significant Free Cash Flow.    Assets located in the onshore U.S. with significant reserves classified as “proved developed producing” that have a supported history of free cash flow generation and that, after deployment of appropriate capital, can generate supported production levels for significant years in the future.

Low Risk Development Upside.    Assets within a high-quality hydrocarbon reservoir and basin that has proven to be productive and that have undeveloped or underdeveloped inventory that would be economic to develop.

High Operational Control.    Assets over which there will be significant operational control that will allow the post-initial business combination’s management team to utilize its operational expertise to reduce costs, increase production or otherwise optimize operations to improve economics and returns to shareholders.

Conservative Leverage Profile.    Acquiring a business with a conservative and appropriate leverage profile that will allow the post-initial business combination’s asset base and financial structure to weather commodity price cycles.

Bolt-on Acquisition Opportunities.    Assets in areas of operation where opportunities for future business and/or asset acquisitions may exist that will allow our company to leverage its initial operating platform for growth and realize operating and financial synergies.

Benefit from Being a Public Company.    We intend to pursue a business combination with a company that we believe will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

Access to Infrastructure and End Markets.    Assets with gathering and processing infrastructure in place to meet current and future requirements, along with appropriate contracts that allow the business to have sufficient capacity to develop and grow future reserves and production volumes when market conditions warrant.

Health, Safety and Environmental Stewardship.    Historical track record of successful performance in the health, safety and environmental aspects of operating a business or the ability to reach such standards by using our management and executive teams’ operating experience and knowledge.

Any evaluation relating to the merits of an initial business combination may be based on these general guidelines as well as other considerations, factors, and criteria that our management team may deem relevant; however, these criteria are not intended to be an exhaustive list. In the event that we decide to enter into our initial business combination with a target business that does not meet any or all of the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of a proxy solicitation or tender offer of materials that we would file with the Securities and Exchange Commission (“SEC”). We expect to develop our pipeline of opportunities for a potential business combination through our management teams’ and directors’ substantial experience, deep relationships and extensive network of corporate executives, board members, private equity firms, investors, investment bankers, lenders, lawyers, family offices and other service providers to and within the oil and gas industry.

Initial Business Combination

The NYSE rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes (which is not permitted in this offering) and excluding the amount of any deferred underwriting discount held in trust) at the time of signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of a target business or businesses. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if our board of directors is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and our board of directors determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% fair market value test, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required under applicable law, any proxy statement that we deliver to stockholders and file with the SEC in connection with a proposed transaction will include such opinion.

We anticipate structuring our initial business combination so that the post-initial business combination company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-initial business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons. However, we will only complete such business combination if the post-initial business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-initial business combination company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-initial business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target.

However, as a result of the issuance of a substantial number of new shares, the election by holders of a significant number of our outstanding shares of Class A common stock to redeem such shares, or combination of the foregoing, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-initial business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable. If our securities are not then listed for trading on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors. The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Other Considerations

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor, founders, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such initial business combination or transaction is fair to our company from a financial point of view. We may, but are not required to, obtain such an opinion in any other context.

We currently do not have any specific business combination under consideration. Our officers and directors have not selected any target business. Members of our sponsor and our management team and their respective affiliates are continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) had any substantive discussions, formal or otherwise, with any potential target business with respect to an initial business combination with our company.

Certain members of our management team, our sponsor and their respective affiliates manage or in the future may manage multiple investment vehicles and raise additional funds and/or accounts, which may be during the period in which we are seeking our initial business combination. These investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity. In addition, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, our officers and directors have and will have in the future time and attention requirements for current and future assets, investment funds, accounts, co-investment vehicles and other entities. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investment funds, accounts, co-investment vehicles and other entities managed by any member of our management team (including, without limitation, arising as a result of such member being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles or other entities), such member and entities will resolve such conflict(s) of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties, and there can be no assurance that such conflict of interest will be resolved in our favor.

Following this offering, our sponsor and members of our management team, including certain of our directors will directly or indirectly own founder shares, private placement warrants or both, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Certain of our officers and directors presently have, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity subject to his or her fiduciary duties. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then subject to such officer’s and director’s fiduciary duties under Delaware law, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such other entity before we can evaluate and pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same; however, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our officers have agreed not to act as officers of other blank check companies until the earlier of our execution of a definitive agreement for an initial business combination, our liquidation or such time as such officer ceases to be an officer of the company. Our sponsor, officers and directors may act as investors or directors or otherwise participate in other blank check companies during the period in which we are seeking an initial business combination. Any such company may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates; however, we do not currently expect that any such other blank check company would materially affect our ability to complete our initial business combination. In addition, our sponsor, officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

Private Placements

In March 2022, we issued to our sponsor an aggregate of 4,312,500 shares of our Class B common stock, which we refer to throughout this prospectus as the “founder shares,” for an aggregate purchase price of $25,000, or approximately $0.006 per share. The founder shares held by our sponsor include an aggregate of up to 562,500 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our sponsor will continue to own 25% of our Class A common stock issued pursuant to the offering made hereby.

In addition, effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop. Such shares held by our independent directors are not subject to forfeiture if the underwriters’ over-allotment option is not exercised in whole or in part.

In March 2022, we issued to EBC and its designees an aggregate of 100,000 shares of our Class A common stock, which we refer to throughout this prospectus as the “EBC founder shares,” at approximately $0.006 per share. The EBC founder shares are deemed to be underwriters’ compensation by FINRA pursuant to Rule 5110 of the FINRA Manual.

In addition, our sponsor and EBC have agreed that they and/or their designees will purchase from us an aggregate of 10,100,000 warrants (9,350,000 private warrants by our sponsor and 750,000 private warrants by EBC) at a price of $1.00 per warrant, for an aggregate purchase price of $10,100,000, in a private placement that will occur simultaneously with the closing of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private warrants in the same proportion that the over-allotment option is exercised, up to a maximum of an additional 625,000 private warrants (512,500 private warrants by our sponsor and 112,500 private warrants by EBC). These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. A portion of the proceeds from the private placement of the private warrants will be (i) used to pay the underwriters their underwriting discounts and commissions due upon the closing of this offering and (ii) added to the proceeds of this offering and placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete an initial business combination within 15 months from the closing of this offering, the proceeds from the sale of the private warrants will be included in the liquidating distribution to our public stockholders and the private warrants will be worthless.

Potential Stockholder Approval of the Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our certificate of incorporation would require stockholder approval. We intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirements and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If we hold a stockholder vote to approve our initial business combination, we will (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and (ii) file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Founder shares held by our sponsor and our directors will count toward this quorum and our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Our officers and directors have also agreed to vote any shares they may hold in favor of our initial business combination. The EBC founder shares will also count toward this quorum but EBC has not agreed to vote their shares of Class A common stock in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to the founder shares, approval of our initial business combination would require the affirmative vote of only (i) 5,675,001, or 37.83%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that all outstanding shares are voted and the over-allotment option is not exercised, or (ii) 962,501, or 6.42%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement with our sponsor, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.

If, however, we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated certificate of incorporation: (i) conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and (ii) file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules. There may also be additional requirements contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Corporate Information

Our executive offices are located at 210 Park Avenue, Suite 3121, Oklahoma City, OK 73102, and our telephone number is (405) 252-7320. Upon completion of this offering, our corporate website address will be www.dorchesteracquisition.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus forms a part. You should not rely on any such information in making your decision whether to invest in our securities.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of the completion of this offering, (B) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) and (C) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

Securities offered	15,000,000 units (or 17,250,000 units if the underwriters’ over-allotment is exercised in full), at $10.00 per unit, each unit consisting of:
• one share of Class A common stock; and
• one-half of one public warrant.
NYSE symbols	Units: “DSPK.U”
Class A common stock: “DSPK”
Warrants: “DSPK WS”
Trading commencement and separation of Class A common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and public warrants comprising the units will begin trading separately on the 90th day following the date of this prospectus unless the underwriters inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the Class A common stock and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A common stock and public warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option. We will also include in the Current Report on Form 8-K, or an amendment thereto, or in a subsequent Current Report on Form 8-K, information indicating if the underwriters have allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Units (each consisting of one share of Class A common stock and one-half of one public warrant):
Number outstanding before this offering	0 units
Number outstanding after this offering	15,000,000(1)
Common stock:
Number outstanding before this offering	3,750,000 shares of Class B common stock(1)
100,000 shares of Class A common stock(2)
Number outstanding after this offering	18,850,000 shares of common stock(1)(2)(3)
Warrants:
Number of warrants outstanding before this offering	0 warrants
Number of private placement warrants to be sold in a private placement simultaneously with this offering	10,100,000, each exercisable for one share(1)
Number of warrants to be outstanding after this offering and the private placement	17,600,000(1)
Exercisability

Each whole warrant is exercisable to purchase one share of our Class A common stock and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Exercise price	$11.50 per share, subject to adjustment as described herein.

In addition, if (i) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our sponsor of 562,500 founder shares.

(2)      Represents the EBC founder shares.

(3)      The shares of common stock included in the units are Class A common stock. Founder shares are classified as shares of Class B common stock, which shares are convertible into shares of our Class A common stock on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

or its affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the volume weighted average trading price (“VWAP”) of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (A) the Market Value and (B) the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the exercise price of the warrants (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, extraordinary dividends and similar events), no adjustment shall be made.

Exercise period

The warrants will become exercisable 30 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a “cashless basis” under the circumstances specified in the warrant agreement).

We are registering the Class A common stock issuable upon exercise of the public warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, as the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that as soon as practicable, but in no event later than 30 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a post-effective amendment to this registration statement, or a new registration statement, for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will also use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the earlier to occur of all the warrants have been exercised and the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed for trading on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon the redemption of the warrants or our liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•   if, and only if, the last reported sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. Any such exercise made for cash would require the exercising warrantholder to pay the exercise price for each warrant being exercised. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, investors should be aware that after the redemption notice is issued, the price of the shares of Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price (for whole shares).

If we call the warrants for redemption as described above, our management will have the option to require all, but not less than all, warrantholders to exercise their warrants on a “cashless basis.” In the event any warrants are exercised on a “cashless basis,” each exercising warrantholder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (i) the product of (A) the number of shares of our Class A common stock underlying the warrants so surrendered by such warrantholder and (B) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (ii) such fair market value. For purposes of this section, the “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day preceding the date on which the notice of warrant exercise is sent to the warrantholder or its securities broker or intermediary.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Election of directors; voting rights

Our amended and restated certificate of incorporation will state that prior to our initial business combination, only holders of our Class B common stock will have the right to vote on the election of directors. Holders of the Class A common stock will not be entitled to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by a majority of at least 90% of our common stock voting at a stockholder meeting. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rule, holders of our Class A common stock and holders of our Class B common stock will vote together as a single class, with each share entitling the holder to one vote, although our board of directors could elect to also require the vote of a majority of the holders of outstanding Class A common stock.

Founder shares

On March 9, 2022, we issued 4,312,500 founder shares to our sponsor in exchange for a capital contribution of $25,000. Prior to the initial investment of $25,000 by our sponsor, we had no tangible assets. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the aggregate number of founder shares issued. Up to 562,500 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is not exercised so that the number of founder shares will remain equal to 25% of our Class A common stock issued pursuant to the offering made hereby. Thereafter, effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop. Such shares held by our independent directors are not subject to forfeiture if the underwriters’ over-allotment option is not exercised in whole or in part.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:

•   the founder shares are shares of our Class B common stock that automatically convert into shares of our Class A common stock at the time of the closing of our initial business combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein;

• only holders of the founder shares have the right to vote on the election of directors prior to our initial business combination;
• the founder shares are subject to certain transfer restrictions, as described in more detail below;

•   our sponsor, officers and directors have agreed that they will not be entitled to (i) redemption rights with respect to any founder shares and any public shares held by it in connection with the completion of our initial business combination, (ii) redemption rights with respect to the founder shares and public shares in connection with a stockholder vote to approve an amendment to our certificate of incorporation to modify the substance or timing of our obligation to provide for redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering and (iii) rights to liquidating distributions from the trust account with respect to any founder shares (or Class A shares issued upon conversion of founder shares before the closing of the initial business combination) held by it if we fail to complete our initial business combination within 15 months from the closing of this offering, although it will be entitled to liquidating distributions from the trust account with respect to any public shares it holds if we fail to complete our business combination within the prescribed time frame; and

• the founder shares are entitled to registration rights.

If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. Our sponsor, officers and directors have agreed to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. As a result of the agreement of our sponsor, officers and directors to vote their shares in favor of our initial business combination, approval of our initial business combination would require the affirmative vote of only (i) 5,675,001, or 37.83%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that all outstanding shares are voted and the over-allotment option is not exercised, or (ii) 962,501, or 6.42%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised.

As noted above, our sponsor paid approximately $0.006 per share to acquire the founder shares and, as described below, has agreed to pay $1.00 per private placement warrant pursuant to a written agreement to purchase an aggregate of 9,350,000 private placement warrants (or 9,862,500 private placement warrants if the underwriters’ over-allotment option is exercised in full). EBC has also agreed to pay $1.00 per private placement warrant pursuant to a written agreement to purchase an aggregate of 750,000 private placement warrants (or 862,500 private placement warrants if the underwriters’ over-allotment option is exercised in full). Each such warrant is exercisable for one share of our Class A common stock at an exercise price of $11.50 per share. Our sponsor, its affiliates, our management team and two of our directors to whom our sponsor transferred 25,000 founder shares are in a position to make a substantial profit from the founder shares if we consummate an initial business combination, even if our stock price subsequently declines below the $10.00 price per share of our common stock sold in this offering and our public stockholders experience substantial losses as a result of such decline in trading price, and such potential substantial profit could result in an incentive for our sponsor, management team and such directors to recommend an initial business combination for approval by our stockholders even if it could result in a decrease in the trading price of our common stock after the closing of such initial business combination. Our sponsor and EBC will also be in a position to realize a substantial profit from their purchase of the private placement warrants if the price at which our sponsor and EBC can resell the private placement warrants exceeds $1.00 per warrant at a time when the sponsor or EBC has the right to sell any of such warrants (which will not occur until 30 days after our initial business combination) or the per share trading price of our common stock exceeds $12.50 per share (the exercise price of the warrants plus the $1.00 purchase price per warrant) after such warrants become exercisable (which will not occur until after our initial business combination).

Transfer restrictions on founder shares

Our sponsor has agreed not to transfer, assign or sell any of its founder shares until the earlier to occur of: (i) 180 days after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares, EBC founder shares and Private Placement Warrants”). We refer to such transfer restrictions throughout this prospectus as the lock-up.

Founder shares conversion and anti-dilution rights

The shares of Class B common stock will automatically convert into shares of our Class A common stock at the time of the closing of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the initial business combination (“Additional Shares”), including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares our Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of our Class A common stock issued pursuant to the offering made hereby plus the Additional Shares less any shares issued to the sellers of the target business. Holders of founder shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

Private placement warrants

Our sponsor and EBC have committed, pursuant to written agreements, to purchase an aggregate of 10,100,000 whole private placement warrants (9,350,000 in the case of our sponsor and 750,000 in the case of EBC) or 10,725,000 (9,862,500 in the case of our sponsor and 862,500 in the case of EBC) if the over-allotment option is exercised in full, each exercisable to purchase one share of our Class A common stock at $11.50 per share, at a purchase price of $1.00 per whole warrant (approximately $10,100,000 in the aggregate or approximately $10,725,000 in the aggregate if the over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each whole private placement warrant is exercisable for one share of our Class A common stock (subject to adjustment) at $11.50 per share.

A portion of the proceeds from the private placement of the private warrants will be (i) used to pay the underwriters their underwriting discounts and commissions due upon the closing of this offering and (ii) added to the proceeds from this offering to be held in the trust account such that at the time of closing $154,500,000 (or $177,675,000 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 15 months from the closing of this offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire without value to the holder.

The private placement warrants are identical to the public warrants included in the units being sold in this offering, except that the private placement warrants (i) will not initially be registered under the Securities Act and therefore will not be eligible for offer, sale, transfer or other disposition unless and until so registered or an exemption from registration applies and (ii) will be subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor, officers and directors, and (iii) will be whole warrants exercisable for one share of our Class A common stock (subject to adjustments). See “Description of Securities — Registration Rights” and “Principal Stockholders — Restrictions on Transfer of Founder Shares, EBC founder shares and Private Placement Warrants.”

As noted above, our sponsor paid approximately $0.006 per share to acquire the founder shares and has agreed to pay $1.00 per private placement warrant pursuant to a written agreement to purchase an aggregate of 9,350,000 private placement warrants (or 9,862,500 private placement warrants if the underwriters’ over-allotment option is exercised in full). EBC has also agreed to pay $1.00 per private placement warrant pursuant to a written agreement to purchase an aggregate of 750,000 private placement warrants (or 862,500 private placement warrants if the underwriters’ over-allotment option is exercised in full). Each such warrant is exercisable for one share of our Class A common stock at an exercise price of $11.50 per share. Our sponsor, its affiliates, our management team and two of our directors to whom our sponsor transferred 25,000 founder shares are in a position to make a substantial profit from the founder shares if we consummate an initial business combination, even if our stock price subsequently declines below the $10.00 price per share of our common stock sold in this offering and our public stockholders experience substantial losses as a result of such decline in trading price, and such potential substantial profit could result in an incentive for our sponsor, management team and such directors to recommend an initial business combination for approval by our stockholders even if it could result in a decrease in the trading price of our common stock after the closing of such initial business combination. Our sponsor and EBC will also be in a position to realize a substantial profit from its purchase of the private placement warrants if the price at which our sponsor or EBC can resell the private placement warrants exceeds $1.00 per warrant at a time when the sponsor or EBC has the right to sell any of such warrants (which will not occur until 30 days after our initial business combination) or the per share trading price of our common stock exceeds $12.50 per share (the exercise price of the warrants plus the $1.00 purchase price per warrant) after such warrants become exercisable (which will not occur until after our initial business combination).

EBC founder shares

EBC has agreed that it and its designees will not transfer, assign or sell any EBC founder shares without our prior written consent until the earlier to occur of: (i) 180 days after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, EBC has agreed to waive (a) rights to sell any EBC founder shares to us in any tender offer in connection with our initial business combination or certain amendments to our certificate of incorporation, (b) rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 15 months from the closing of this offering and (c) rights to elect to require redemption of the EBC founder shares in connection with the stockholder vote to approve the initial business combination.

Offering proceeds to be held in trust account

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $154,500,000, or $10.30 per unit ($177,675,000, or $10.30 per unit, if the underwriters’ over-allotment option is exercised in full) will be placed into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions that will become payable upon consummation of our initial business combination.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, the proceeds from this offering and the portion of the proceeds from the sale of the private placement warrants placed into in the trust account will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted for redemption in connection with a stockholder vote to approve (a) our initial business combination or (b) an amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering and (iii) the redemption of our public shares if we are unable to complete our business combination within 15 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources

Except as described above with respect to the payment of our taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. We estimate the interest earned on the trust account will be approximately $3,862,500 per year, assuming a principal balance of $154,500,000 and an interest rate of 2.50% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

•   the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,910,000 in working capital after the payment of the underwriting discounts and commissions payable upon the closing of this offering of $3,000,000 assuming the over-allotment option is not exercised and approximately $690,000 in expenses relating to this offering; and

•   any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately, including pursuant to any specified future issuance, or through loans in connection with our initial business combination. NYSE rules require that our initial business combination must occur with one or more target businesses or assets with an aggregate fair market value of at least 80% of our net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial business combination.

If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

We anticipate structuring our initial business combination so that the post-initial business combination company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-initial business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons. However, we will only complete such business combination if the post-initial business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act. Even if the post-initial business combination company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-initial business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the NYSE’s 80% fair market value test, provided that in the event that the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.

Permitted purchases of public shares and public warrants by our affiliates

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business — Permitted Purchases of our Securities” for a description of how our sponsor, directors, executive officers, advisors or their affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of an initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of shares of our Class A common stock or our public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

There is no limit on the number of public shares and public warrants that our sponsor, officers, directors or their affiliates may purchase pursuant to the transactions described above.
Redemption rights for public stockholders upon completion of our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.30 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting discounts and commissions we will pay to the underwriters upon consummation of our initial business combination. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor, officers and directors will not be entitled to redemption rights with respect to any founder shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our business combination or otherwise (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame). Additionally, the holders of the EBC founder shares will not have redemption rights with respect to the EBC founder shares.

Limitations on redemptions

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules. There may also be additional requirements contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we may not be able to complete the business combination or redeem any shares, in which case all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our certificate of incorporation would require stockholder approval. We intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirements and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If we hold a stockholder vote to approve our initial business combination, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

• file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Founder shares held by our sponsor and our directors will count toward this quorum and our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Our officers and directors have also agreed to vote any shares they may hold in favor of our initial business combination. The EBC founder shares will also count toward this quorum but EBC has not agreed to vote their shares of Class A common stock in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to the founder shares, approval of our initial business combination would require the affirmative vote of only (i) 5,675,001, or 37.83%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that all outstanding shares are voted and the over-allotment option is not exercised, or (ii) 962,501, or 6.42%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement with our sponsor, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.

If, however, we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated certificate of incorporation:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules. There may also be additional requirements contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Limitation on redemption rights of stockholders holding 20% or more of the shares sold in this offering if we hold stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in this offering, without our prior consent. Absent this provision, a public stockholder holding more than an aggregate of 20% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 20% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 20% of the shares sold in this offering) for or against our business combination.

Redemption rights in connection with proposed amendments to our certificate of incorporation

Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated certificate of incorporation will provide that any of its provisions (other than amendments relating to the appointment of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our common stock voting at a stockholder meeting) related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 50% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 50% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the Delaware General Corporation Law, or DGCL, or applicable stock exchange rules. Our sponsor will beneficially own shares of our Class B common stock equal to 25% of our Class A common stock issued pursuant to the offering made hereby (assuming it does not purchase any units in this offering), will participate in any vote to amend our certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner it chooses. Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. Our sponsor, officers and directors will not be entitled to redemption rights in connection with the approval of any such amendment.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters the deferred underwriting discounts and commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other businesses or assets or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated certificate of incorporation will provide that we will have only 15 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 15-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, and subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire without value to the holder if we fail to complete our business combination within the 15-month time period.

Our sponsor, officers and directors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering. However, if our sponsor, members of our management team or our directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 15-month time period.

The holders of the founder shares and EBC founder shares will not participate in any redemption distribution from our trust account with respect to such shares.

The underwriters have agreed to waive their rights to the deferred underwriting discounts and commissions held in the trust account in the event we do not complete our initial business combination and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made by the company to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the amount of the proceeds from the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

• payment of customary consulting, success or finder fees to our sponsor, officers, directors, our sponsor or their affiliates in connection with the consummation of our initial business combination;

• reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination;

•   reimbursement for contracted services including general management and administration services, including office space, along with evaluation and due diligence services relating to a prospective and/or consummated initial business combination in an amount of $40,000 per month; and

•   repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such additional loans may be converted into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

There is no limit on the amount of consulting, success or finder fees payable by us upon consummation of an initial business combination. We may pay such fees in the event our initial stockholders, officers or directors provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources in order to assess, negotiate and consummate an initial business combination. The amount of any such fees we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. We would disclose any such fee in the proxy or tender offer materials used in connection with a proposed business combination. Additionally, there is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

Audit Committee

We will establish and maintain an audit committee, which will be composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of Interest

Our sponsor and our directors or their managed investment vehicles or other controlled affiliates may compete with us for acquisition opportunities. If they decide to pursue any such opportunity, we may be precluded from procuring such opportunities. None of such persons has any obligation to present us with any opportunity for a potential business combination of which they become aware. Further, such persons, in their other endeavors, may be required to present potential business combinations to their current or future affiliates or third parties before they present such opportunities to us.

In addition, effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop. Thus, they may have a conflict of interest with respect to identifying, evaluating, approving and recommending for approval an initial business combination and financing arrangements because of this ownership of founder shares.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or by a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below (i) $10.30 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes.

This liability will not apply with respect to any claims by a third party that executed a waiver of any and all rights to seek access to the trust account or to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor would be able to satisfy those obligations. As a result, if any such claims were made successfully against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.30 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors is obligated to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

We have agreed to indemnify our sponsor and its members (present and former), managers and affiliates and their respective present and former officers and directors to the fullest extent permitted under applicable law from any claims made by us or a third party in respect of any investment opportunities sourced by them or any liability arising with respect to their activities in connection with our affairs, to the extent that such indemnification, hold harmless and exoneration obligations with respect to such matters are not expressly covered by a separate written agreement between us and any such party. Such indemnity will provide that the indemnified parties cannot access the funds held in our trust account.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors.” Such risks include, but are not limited to:

•        We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•        If we are unable to consummate a business combination, our public stockholders may be forced to wait more than 15 months before receiving distributions from the trust account.

•        Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

•        Whether a redemption of Class A common stock will be treated as a sale of such Class A common stock for U.S. federal income tax purposes will depend on a stockholder’s specific facts.

•        Past performance by our officers and directors may not be indicative of future performance of an investment in us.

•        Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•        If we seek stockholder approval of our initial business combination, our sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

•        The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

•        The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares (i) may not allow us to complete the most desirable business combination or optimize our capital structure and (ii) could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

•        The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our stockholders.

•        Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the ongoing COVID-19 pandemic or the status of the debt and equity markets, including the effect on such markets as a result of the outbreak of hostilities between Russia and Ukraine.

•        We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.30 per share, or less than such amount in certain circumstances, and our warrants will expire without value to the holder.

•        If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public stockholders or public warrantholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.

•        If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

•        You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

•        The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•        You will not be entitled to protections normally afforded to investors of many other blank check companies.

•        If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 20% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 20% of our Class A common stock.

•        Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants will expire without value to the holder.

•        If the net proceeds from the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search for a business combination, to pay our taxes and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

•        An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences for an investor.

•        Transactions in connection with or in anticipation of our initial business combination and our structure thereafter may not be tax-efficient to our stockholders and warrantholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

•        Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity (as defined below) will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. As such, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

•        Our officers and directors have or will have direct and indirect economic interests in us and/or our sponsor after the consummation of this offering and such interests may potentially conflict with those of our public shareholders as we evaluate and decide whether to recommend a potential business combination to our public shareholders.

•        The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have had no operations to date, so only balance sheet data is presented.

	March 31, 2022
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(375,412)	$1,576,904
Cash in trust	—	$154,500,000
Total assets(2)	$533,604	$156,435,580
Total liabilities(3)	$550,992	$5,608,676
Value of Class A common stock that may be redeemed in connection with our initial business combination ($10.30 per share)(4)	—	$154,500,000
Stockholders’ equity (deficit)(5)	$(17,388)	$(3,673,096)

____________

(1)      The “as adjusted” calculation includes $1,910,000 in cash held outside of the trust account, less the over-allotment option liability of $315,708.

(2)      The “as adjusted” calculation includes $154,500,000 cash held in trust from the proceeds of this offering and a portion of the proceeds from the sale of the private placement warrants, plus $1,910,000 in cash held outside of the trust account, less the $358,024 deferred offering costs, less $150,000 under the promissory note as of March 31, 2022.

(3)      The “as adjusted” calculation includes $5,250,000 of deferred underwriting commissions, plus the overallotment option liability of $315,708, less the $358,024 deferred offering costs, less $150,000 under the promissory note as of March 31, 2022.

(4)      The “as adjusted” calculation includes the net proceeds from this offering less the costs allocated to additional paid-in capital, attributable to 15,000,000 shares of Class A common stock subject to possible redemption.

(5)      Excludes 15,000,000 shares of Class A common stock that are subject to redemption in connection with our initial business combination. The “as adjusted” calculation includes the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares of Class A common stock that may be redeemed in connection with our initial business combination (approximately $10.30 per share).

If no business combination is completed within 15 months from the closing of this offering, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), will be used to fund the redemption of our public shares. Our sponsor, officers and directors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within such 15-month time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Initial Business Combination Risks

We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve our initial business combination if the business combination would not require stockholder approval under applicable law or stock exchange listing requirements. Except as required by applicable law or the NYSE rules, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the business combination we complete. Please see the section “Proposed Business — Stockholders May Not Have the Ability to Approve our Initial Business Combination” for additional information.

If we seek stockholder approval of our initial business combination, our sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Our sponsor, officers and directors have agreed to vote the founder shares, as well as any public shares purchased during or after this offering, in favor of our initial business combination. As a result, in addition to the founder shares, approval of our initial business combination would require the affirmative vote of only (i) 5,675,001, or 37.83%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that all outstanding shares are voted and the over-allotment option is not exercised, or (ii) 962,501, or 6.42%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised. Our sponsor will own shares representing 25% of our Class A common stock issued pursuant to the offering made hereby. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into an initial business combination agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the proposed business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules. There may also be additional requirements contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into an initial business combination with us.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting discounts and commissions payable to the representatives will not be adjusted for any shares that are redeemed in connection with a business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting discounts and commissions and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting discounts and commissions.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for a liquidating distribution.

If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 15 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the ongoing COVID-19 pandemic or the status of the debt and equity markets, including the effect on such markets as a result of the outbreak of hostilities between Russia and Ukraine.

The COVID-19 pandemic has resulted, and a significant outbreak of other infectious diseases could result, in a widespread health crises that has adversely affected, in the case of COVID-19, and could adversely affect, in the case of future outbreaks of infectious diseases, the economies and financial markets worldwide and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and service providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including the emergence of new variants and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. The effects of COVID-19 on businesses and the inability to accurately predict the future impacts of the pandemic on businesses has also made determinations and negotiations of valuation more difficult, which could make it more difficult to consummate a business combination.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.30 per share, or less than such amount in certain circumstances, and our warrants will expire without value to the holder.

Our amended and restated certificate of incorporation will provide that we must complete our initial business combination within 15 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, and subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $10.30 per share, and our warrants will expire without value to the holder. In certain circumstances, our public stockholders may receive less than $10.30 per share on the redemption of their shares. See “Risks Relating to our Securities — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per share” and other risk factors described in this “Risk Factors” section.

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public stockholders or public warrantholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of public shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the NYSE rules. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions.

In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A common stock or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will be required to comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section entitled “Proposed Business — Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination — Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 20% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 20% of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering without our prior consent, which we refer to herein as the “excess shares.” However, our amended and restated certificate of incorporation will not restrict our stockholders’ ability to vote all of their shares (including excess shares) for or against our business combination. Your inability to redeem the excess shares will reduce your influence over our ability to complete our business combination and you could suffer a material loss on your investment in us if you sell excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the excess shares if we complete our business combination. And as a result, you will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants will expire without value to the holder.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because we are obligated to pay cash for the shares of Class A common stock that our public stockholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. This may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per share on the liquidation of our trust account and our warrants will expire without value to the holder. In certain circumstances, our public stockholders may receive less than $10.30 per share upon our liquidation. See “Risks Relating to our Securities — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per share” and other risk factors below.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, we may be unable to complete our initial business combination, in which case our public stockholders may only receive $10.30 per share, or less than such amount in certain circumstances, and our warrants will expire without value to the holder.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 15 months, assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 15 months; however, we cannot assure you that our estimate is accurate. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per share on the liquidation of our trust account and our warrants will expire without value to the holder. In certain circumstances, our public stockholders may receive less than $10.30 per share upon our liquidation. See “Risks Relating to our Securities — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per share” and other risk factors below.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available for us to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search for a business combination, to pay our taxes and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $1,910,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $690,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $690,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $10.30 per share on our redemption of our public shares, and our warrants will expire without value to the holder. In certain circumstances, our public stockholders may receive less than $10.30 per share on the redemption of their shares. See “Risks Relating to our Securities — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per share” and other risk factors below.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Because we are not limited to a particular industry, sector or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Although we expect to focus our search for a target business in the upstream oil and gas sector, we may seek to complete a business combination with an operating company in any industry or sector. However, we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

As we intend to seek a business combination with a target business in the energy industry in North America, we expect our future operations to be subject to risks associated with this sector.

We intend to focus our search for a target business in the energy industry. As we have not yet identified or approached any specific target business, we cannot provide specific risks of any business combination. However, risks inherent to investments in the energy industry include, but are not limited to, the following:

•        volatility of oil and natural gas prices, including as a result of Russia’s invasion of Ukraine;

•        changes in global supply and demand and prices for commodities;

•        price and availability of alternative fuels, such as solar, coal, nuclear and wind energy;

•        impact of energy conservation efforts;

•        significant federal, state and local regulation, taxation and regulatory approval processes as well as changes in applicable legislation, laws and regulations;

•        denial or delay of receiving requisite regulatory approvals, permits or both;

•        the speculative nature of and high degree of risk involved in investments in the energy sector, including relying on estimates of oil and gas reserves and the impacts of regulatory and tax changes;

•        exploration and development risks, which could lead to environmental damage, injury and loss of life or the destruction of property;

•        proximity and capacity of oil, natural gas and other transportation and support infrastructure to production facilities;

•        availability of key inputs, such as strategic consumables and raw materials and drilling and processing equipment;

•        technological advances affecting energy production and consumption;

•        overall domestic and global economic conditions;

•        availability of adequate funding from investors and commercial banks to operate and develop fossil fuel properties and projects as such financial sources focus on energy transition opportunities and ESG concerns;

•        availability of, and potential disputes with, independent contractors;

•        effect on the demand for and supply of fossil fuels, and the market prices of fossil fuels resulting from recent national developments, such as war, energy supply chain disruptions, and geopolitical shifts, among other factors; and

•        climate change, global warming, adverse weather conditions, natural disasters or other events (such as equipment malfunctions, explosions, fires or spills).

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire without value to the holder.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years and especially since the fourth quarter of 2020, the number of special purpose companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies that have completed their initial public offering and are searching for potential targets, as well as many special purpose acquisition companies preparing for an initial public offering, and currently in registration. As a result, at times, fewer attractive targets may be available to us to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as changes in economic and industry sector outlook, geopolitical tensions including between the U.S. and China and between Russia and Ukraine, or increases in the cost of additional capital needed to close business combinations or operate targets post-transaction. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent years, the market for directors and officers liability insurance for special purpose acquisition companies has changed. The premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable to the insured. We cannot assure you that these market trends will not continue.

The increased cost and availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify such coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. Further, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination company’s ability to attract and retain qualified officers and directors. In addition, following an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity will likely need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for a post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

We may seek business combination opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of revenues, cash flows or earnings, we may be adversely affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues, cash flows or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm, or from another independent entity that commonly renders valuation opinions, that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such initial business combination or transaction is fair to our company from a financial point of view. However, our stockholders may not be provided with a copy of such opinion, nor will they be able to rely on such opinion.

Transactions in connection with, or anticipation of, our initial business combination and our structure thereafter may not be tax-efficient to our stockholders and warrantholders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure transactions in connection with our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in anticipation of or as a result of our initial business combination and subject to requisite stockholder approval, we may enter into one or more transactions that require stockholders and/or warrantholders to recognize gain or income for tax purposes or otherwise increase their tax burden. We do not intend to make any cash distributions to stockholders or warrantholders to pay taxes in connection with our business combination or thereafter. Accordingly, a stockholder or a warrantholder may be required to satisfy any tax liability resulting from any such transaction with cash from its own funds or by selling all or a portion of such holder’s shares or warrants. In addition, we may effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). As a result, stockholders and warrantholders may be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

Furthermore, we may effect a business combination with a target company that has business operations outside of the United States and, possibly, business operations in multiple jurisdictions. If we effect any such transaction, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in many jurisdictions, we may have a heightened risk related to audits or examinations by taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire without value to the holder.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per share on the liquidation of our trust account and our warrants will expire without value to the holder.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•        other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of properties, products or services. This lack of diversification may negatively impact our operations and profitability.

Of the net proceeds from this offering and the sale of the private placement warrants, up to $154,500,000 (or $177,675,000 if the underwriters’ over-allotment option is exercised in full) will be available to complete our business combination and pay related fees and expenses (which includes up to approximately $5,250,000, or up to approximately $6,037,500 if the over-allotment option is exercised in full, for the payment of deferred underwriting discounts and commissions). Although up to $154,500,000 (or up to $177,675,000 if the underwriters’ over-allotment option is exercised in full) will be so held in the trust prior to completion of our initial business combination, only $1,910,000 will be held outside the trust account for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses prior to the completion of our initial business combination.

We may effectuate our business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries, different areas of a single industry or with operations in different geographies with different production profiles or other characteristics. In addition, we intend to focus our search for an initial business combination in a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each such seller to agree that our purchase of its business is contingent upon the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers), complex accounting issues with multiple sellers and the need to prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several businesses on a pro forma combined basis, and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In order to effectuate our initial business combination, we may seek to amend our certificate of incorporation or other governing instruments, including our warrant agreement, in a manner that will make it easier for us to complete our initial business combination but that our stockholders or warrantholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreement. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, changed industry focus and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our charter or other governing instruments or change our industry focus in order to effectuate our initial business combination.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per share plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes on the liquidation of our trust account and our warrants will expire without value to the holder. In addition, even if we do not need additional financing to complete our business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.30 per share on the liquidation of our trust account, and our warrants will expire without value to the holder.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include target historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) will be able to be amended with the approval of holders of 50% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.

Some other blank check companies have a provision in their charter that prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation will provide that any of its provisions (other than amendments relating to the appointment of directors, which require the approval of a majority of at least 90% of our common stock voting at a stockholder meeting) related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 50% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 50% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or NYSE rules. Our sponsor and certain of our directors, who will own in the aggregate Class B shares of our common stock equal to 25% of our Class A common stock issued pursuant to the offering made hereby (assuming they do not purchase any units in this offering), will participate in any vote to amend our certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our certificate of incorporation which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our certificate of incorporation.

Our sponsor, officers, directors and director nominees have agreed that they will not propose any amendment to our certificate of incorporation (i) that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering or (ii) with respect to any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. These agreements are contained in a letter agreement with us to be entered into with our sponsor, officers, directors and director nominees. Our public stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

Risks Relating to our Securities

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, (ii) the redemption of any public shares properly submitted for redemption in connection with a stockholder vote to approve (a) our initial business combination or (b) an amendment our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering, and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 15 months from the closing of this offering, subject to applicable law and as further described herein. In addition, if we are unable to complete an initial business combination within 15 months from the closing of this offering for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 15 months from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have sought approval to have our units listed for trading on the NYSE on or promptly after the date of this prospectus and our Class A common stock and warrants listed on or promptly after their date of separation. We cannot assure you that our securities will continue to be listed for trading on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities for trading on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our stock price would generally be required to be at least $4.00 per share, our aggregate market value would be required to be at least $100,000, and the market value of our publicly held shares would be required to be at least $80,000,000. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and warrants will begin trading on the NYSE, our units, Class A common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Since our sponsor as the only holder of our founder shares will have the right to vote on the election of directors prior to our initial business combination, the NYSE may consider us to be a “controlled company” within the meaning of the NYSE’s rules and, as a result, we may qualify for exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies.

After completion of this offering, our sponsor as the only holder of our founder shares will have the right to vote on the election of directors. As a result, the NYSE may consider us to be a “controlled company” within the meaning of the NYSE’s corporate governance standards. Under the NYSE’s corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

•        we have a board of directors that includes a majority of “independent directors,” as defined under the NYSE’s rules;

•        we have a compensation committee of our board of directors that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•        we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We do not intend to utilize these exemptions and we intend to comply with the corporate governance requirements of the NYSE, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will qualify for exemption from the SEC’s “penny stock” rules, and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we will be exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419.

Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.30 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.30 per share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or by a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below (i) $10.30 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes.

This liability will not apply with respect to any claims by a third party that executed a waiver of any and all rights to seek access to the trust account or to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor would be able to satisfy those obligations. As a result, if any such claims were made successfully against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.30 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors are obligated to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.30 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.30 per share due to reductions in the value of the trust assets, in each case net of the interest, which may be withdrawn to pay our taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance, including if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.30 per share.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.30 per share.

The proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years.

Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our certificate of incorporation, our public stockholders are entitled to receive their pro rata share of the proceeds held in the trust account, plus any interest income not previously released to us, net of taxes payable. Negative interest rates could reduce value of the funds held in the trust account such that the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.30 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board of directors may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities, each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) the redemption of any public shares properly submitted for redemption in connection with a stockholder vote to approve (a) our initial business combination or (b) and amendment our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering and (iii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.30 per share on the liquidation of our trust account and our warrants will expire without value to the holder.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 15 months from the closing of this offering may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 15th month from the closing of this offering in the event we do not complete our business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 15 months from the closing of this offering is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, which could delay the opportunity for our stockholders to elect directors.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

A registration statement covering the shares of Class A common stock issuable upon exercise of the warrants may not be in place and current when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a “cashless basis” and potentially causing such warrants to expire without value to the holder.

Under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 30 business days after the closing of our initial business combination, we will use our best efforts to file a post-effective amendment to the registration statement of which this prospectus forms a part, or a new registration statement, under the Securities Act covering such shares and maintain a current prospectus relating to the Class A common stock issuable upon the exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each warrantholder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (i) the product of (A) the number of shares of our Class A common stock underlying the warrants and (B) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (ii) such fair market value. For purposes of this section, the “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrantholder or its securities broker or intermediary. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws, and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire without value to the holder. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A common stock for sale under all applicable state securities laws.

The grant of registration rights in connection with this offering may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor, EBC and their permitted transferees can demand that we register the resale of the founder shares, after those shares convert to Class A common stock at the time of our initial business combination. In addition, holders of our private placement warrants and their permitted transferees can demand that we register the resale of the private placement warrants and the shares of Class A common stock issuable upon exercise of the private placement warrants and holders of warrants that may be issued upon conversion of working capital loans may demand that we register the resale of such warrants or the Class A common stock issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the securities owned by our sponsor, holders of our private placement warrants or holders of working capital loans, or their respective permitted transferees are registered for resale.

We may amend the terms of the warrants in a manner that may be adverse to holders of the warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued under a warrant agreement between us and the warrant agent. The warrant agreement will provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments will require the written consent or vote of the registered holders of (i) at least 50% of the then outstanding public warrants if such modification or amendment is being undertaken prior to, or in connection with, the consummation of an initial business combination or (ii) at least 50% of all then outstanding warrants (both public warrants and private placement warrants) if such modification or amendment is being undertaken after the consummation of an initial business combination. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their expiration at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our business combination.

We will be issuing public warrants to purchase 7,500,000 shares of our Class A common stock (or up to 8,625,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement warrants to purchase an aggregate of 10,100,000 warrants (9,350,000 private warrants by our sponsor and 750,000 private warrants by EBC) at a price of $1.00 per warrant, for an aggregate purchase price of $10,100,000. Our sponsor and EBC have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private warrants in the same proportion that the over-allotment option is exercised, up to a maximum of an additional 625,000 private warrants (512,500 private warrants by our sponsor and 112,500 private warrants by EBC). Our sponsor owns 4,262,500 shares of our Class B common stock, and certain of our independent directors own an aggregate of 50,000 shares of Class B common stock. Up to 562,500 of the shares of Class B common stock held by our sponsor are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised; however, such shares held by our independent directors are not subject to forfeiture if the underwriters’ over-allotment option is not exercised in whole or in part. The founder shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment as set forth herein. In addition, in March 2022, we issued 100,000 shares of Class A common stock to EBC.

To the extent we plan to issue shares of Class A common stock to effectuate a business combination, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of the outstanding warrants and conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of our Class A common stock and reduce the value of the shares of Class A common stock issued to complete the business combination. Therefore, our warrants and founder shares and EBC founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

Unlike certain other blank check companies, our sponsor will receive additional Class A common stock if we issue shares to consummate an initial business combination.

The founder shares will automatically convert into Class A common stock on the first business day following the completion of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. If additional Class A common stock, or equity-linked securities convertible or exercisable for Class A common stock, are issued or deemed issued in excess of the amounts issued in this offering and such issuance relates to the closing of our initial business combination, the ratio at which founder shares will convert into Class A common stock will be adjusted (subject to waiver by the holders of a majority of the Class B common stock then in issue) so that the number of shares Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of our Class A common stock issued pursuant to the offering made hereby plus the Additional Shares less any shares issued to the sellers of the target business.

Because each unit contains one-half of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of shares, only a whole warrant may be exercised at any given time. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon the completion of a business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive business combination for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a whole warrant to purchase one share.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share of common stock, then the exercise price of the warrants will be adjusted to equal 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price and the $18.00 per share redemption trigger price described above under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrantholders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrantholder in any such enforcement action by service upon such warrantholder’s counsel in the foreign action as agent for such warrantholder.

This choice-of-forum provision may limit a warrantholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the underwriters with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying target operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules. As a result, we may be able to complete our business combination even though a substantial majority of our public stockholders do not agree with the transaction and elect to have their shares redeemed or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Our ability to require holders of our warrants to exercise such warrants on a “cashless basis” if there is no effective registration statement covering the Class A common stock issuable upon exercise of these warrants will cause holders to receive fewer shares of Class A common stock upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that our shares of Class A common stock satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. “Cashless exercise” means the warrantholder pays the exercise price by giving up some of the shares for which the warrant is being exercised, with those shares valued at the then-current market price. Accordingly, to exercise the warrants on a “cashless basis,” each holder would pay the exercise price by surrendering the warrants in exchange for a number of shares of Class A common stock equal to the quotient obtained by dividing (i) the product of (A) the number of shares of our Class A common stock underlying the warrants and (B) the difference between the exercise price of the warrants and the “fair market value” by (ii) such fair market value. For this purpose, the “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants.

In addition, if a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis.” For purposes of calculating the number of shares issuable upon such cashless exercise, the “fair market value” shall mean the VWAP of the Class A common stock for the 10 trading day period ending on the trading day prior to the date on which notice of exercise is received by the warrant agent.

If we choose to require holders to exercise their warrants on a “cashless basis,” which we may do at our sole discretion, or if holders elect to do so when there is no effective registration statement, the number of shares of our Class A common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash. For example, if the holder is exercising 875 warrants at $11.50 per share through a cashless exercise when the shares of Class A common stock have a fair market value per share of $17.50 per share, then upon the cashless exercise, the holder will receive 300 shares of Class A common stock. The holder would have received 875 shares of Class A common stock if the exercise price was paid in cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrantholder will hold a smaller number of shares of Class A common stock upon a cashless exercise of the warrants they hold.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price for our shares at the time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions at a price of more or less than $10.00 per share. The purpose of such issuances would be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be significantly less than the market price for our shares at such time.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 pandemic. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences for an investor.

An investment in our securities, and certain subsequent transactions with respect to our securities, may result in uncertain or adverse U.S. federal income tax consequences for an investor. For instance, because there is no authority that directly addresses the U.S. federal income tax implications of instruments similar to the units we are issuing in this offering, the allocation an investor makes of the purchase price of a unit between the share of our Class A common stock and the partial warrant to purchase Class A common stock included in each unit could be challenged by the Internal Revenue Service (“IRS”). Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants are unclear under current law. Additionally, it is unclear whether the redemption rights with respect to our shares of Class A common stock suspend the running of a U.S. Holder’s (as defined herein) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A common stock is long-term capital gain or loss and for determining whether any dividend we pay would be eligible for favorable U.S. federal income tax treatment. See “Material United States Federal Income Tax Considerations” below for a summary of the principal U.S. federal income tax consequences of an investment in our securities. Each prospective investor is urged to consult with its own tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

Whether a redemption of Class A common stock will be treated as a sale of such Class A common stock for U.S. federal income tax purposes will depend on a stockholder’s specific facts.

The U.S. federal income tax treatment of a redemption of Class A common stock will depend on whether the redemption qualifies as a sale of such Class A common stock under Section 302(a) of the Internal Revenue Code of 1986, as amended, which will depend largely on the total number of shares of our stock treated as held by the stockholder electing to redeem Class A common stock (including any shares of stock constructively owned by the holder as a result of owning private placement warrants or public warrants or otherwise) relative to all of the shares of our stock outstanding both before and after the redemption. If such redemption is not treated as a sale of Class A common stock for U.S. federal income tax purposes, the redemption will instead be treated as a corporate distribution of cash from us. For more information about the U.S. federal income tax treatment of the redemption of Class A common stock, see the section entitled “— Material United States Federal Income Tax Considerations — Considerations for U.S. Holders — Redemption or Repurchase of Class A common stock for Cash” or “— Material United States Federal Income Tax Considerations — Considerations for Non-U.S. Holders — Redemption or Repurchase of Class A common stock for Cash,” as applicable.

Risks Relating to our Sponsor and Management Team

Past performance by our officers and directors may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with, Brian Shannon, John Perri or any of our other officers or directors, is presented for informational purposes only. Past performance by such businesses or our officers and directors is not a guarantee either (i) that we will be able to locate a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of such businesses or our officers and directors as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. Our management has no experience in operating public companies, including special purpose acquisition companies.

We may seek business combination opportunities in industries or sectors which may or may not be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s area of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any stockholders who choose to remain stockholders following our business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for investment funds of which affiliates of our sponsor are the investment managers. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations could also make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Executive Officers, Directors and Director Nominees.”

Certain equityholders of our sponsor (excluding our management team) or their managed investment vehicles or other controlled affiliates, are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Certain equityholders of our sponsor (excluding our management team) or their managed investment vehicles or controlled affiliates are, and may in the future become, affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours or that is focused on a particular industry. Moreover, such persons have time and attention requirements for other entities or investment vehicles of which they are the officer or that they directly or indirectly manage.

Such persons also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections entitled “Management — Executive Officers, Directors and Director Nominees,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with equityholders of our sponsor, or our directors or officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, certain of our directors, officers and equityholders of our sponsor and their affiliates are focused on investments in the energy industry. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such affiliates.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with certain equityholders of our sponsor or our officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with certain equityholders of our sponsor or our officers or directors. Our directors also serve as officers and board members for other entities, including, without limitation, those described under the section entitled “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in the section entitled “Proposed Business — Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our obligation to obtain an opinion from an independent investment banking firm, or from another independent entity that commonly renders valuation opinions, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with equityholders of our sponsor, or our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our sponsor, officers or directors will lose their entire investment in us if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On March 9, 2022, our sponsor acquired 4,312,500 shares of Class B common stock. In addition, effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop. None of our founders has indicated any intention to purchase public shares in this offering. Prior to the initial investment in the company of $25,000 by our sponsor and approximately $580 by EBC, the company had no tangible assets. The number of founder shares issued was determined based on the expectation that such founder shares would represent 25% of our Class A common stock issued pursuant to the offering made hereby. In addition, our sponsor and EBC have agreed that they and/or their designees will purchase from us an aggregate of 10,100,000 warrants (9,350,000 private warrants by our sponsor and 750,000 private warrants by EBC) at a price of $1.00 per warrant, for an aggregate purchase price of $10,100,000, in a private placement that will occur simultaneously with the closing of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private warrants in the same proportion that the over-allotment option is exercised, up to a maximum of an additional 625,000 private warrants (512,500 private warrants by our sponsor and 112,500 private warrants by EBC). Each such warrant is exercisable for one share of our Class A common stock at an exercise price of $11.50 per share. The founder shares and private placement warrants will be worthless if we do not complete an initial business combination. In addition, we may obtain loans from our sponsor, officers or directors. The personal and financial interests of our sponsor, officers or directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. These personal and financial interests of our sponsor, officers or directors may influence their motivation in identifying and selecting a target business combination, approving an initial business combination and recommending the approval of same by our stockholders, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 15-month anniversary of the closing of this offering nears, which is the deadline for our completion of an initial business combination.

Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. As such, you will not be afforded the protections of such doctrine should a conflict of interest arise in determining whether a particular business combination target is appropriate for our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required (such obligation generally referred to as the “doctrine of corporate opportunity”) to present business opportunities to a corporation if the corporation could financially undertake the opportunity, the opportunity is within the corporation’s line of business, and it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation. Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. As such, you will not be afforded the protections of such doctrine should a conflict of interest arise in determining whether a particular business combination target is appropriate for our initial business combination.

Since our sponsor, officers and directors will lose their entire investment in us if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On March 9, 2022, our sponsor acquired an aggregate of 4,312,500 founder shares in exchange for a capital contribution of $25,000 (or a purchase price of approximately $0.006 per founder share). Up to 562,500 of the shares of Class B common stock held by our sponsor are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. The number of founder shares issued was determined based on the expectation that such founder shares would represent 25% of our Class A common stock issued pursuant to the offering made hereby. In addition, effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop. The founder shares will be without value to the holder if we do not complete an initial business combination. In addition, our sponsor has committed to purchase private placement warrants, each exercisable for one share of our Class A common stock at $11.50 per share, that will also be without value to the holder if we do not complete a business combination. Holders of founder shares have agreed (i) to vote any shares owned by them in favor of any proposed business combination and (ii) not to redeem any founder shares in connection with a stockholder vote to approve a proposed initial business combination.

In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. The personal and financial interests of our sponsor, its affiliates, our officers and directors may influence their motivation in identifying and selecting a target business combination, approving such business combination and recommending approval of the same by our stockholders, completing an initial business combination and influencing the operation of the business following the initial business combination.

Certain of our officers and directors have or will have direct and indirect economic interests in us and/or our sponsor after the consummation of this offering and such interests may potentially conflict with those of our public shareholders as we evaluate and decide whether to recommend a potential business combination to our public shareholders.

Certain of our officers and directors may own membership interests in our sponsor and indirect interests in our Class B common stock and private placement warrants that may result in interests that differ from the economic interests of the investors in this offering, which includes making a determination of whether a particular target business is an appropriate business with which to effectuate our initial business combination. There may be a potential conflict of interest between our officers and directors that hold membership interests in our sponsor and our public shareholders that may not be resolved in favor of our public shareholders. Moreover, subject to any fiduciary duties owed as a matter of Delaware law, we may pursue an acquisition opportunity jointly with our sponsor, affiliates of our sponsor, clients of our sponsor or investors in our sponsor. Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the initial business combination by issuing to such parties a class of equity or equity-linked securities. Accordingly, such persons or entities may have a conflict between their interests and ours because they hold a different portion of the capital structure. See “Management — Conflicts of Interest.”

Our management may not be able to maintain control of a target business after our initial business combination.

We may structure a business combination so that the post-initial business combination company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-initial business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-initial business combination company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of Class A common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

Our sponsor will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, it will elect all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our sponsor will own shares of Class B common stock representing 25% of our issued and outstanding shares of common stock issued in the offering being made hereby (assuming it does not purchase any units in this offering). In addition, the founder shares, all of which are held by our sponsor, will entitle it to elect all of our directors prior to our initial business combination. Holders of our public shares will have no right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation will only be able to be amended by a majority of at least 90% of our common stock voting at a stockholder meeting. As a result, you will not have any influence over the election of directors prior to our initial business combination. Accordingly, our sponsor may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our certificate of incorporation and approval of major corporate transactions. If our sponsor purchases any units in this offering or if our sponsor purchases any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase its control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, our board of directors, whose members were elected by our sponsor, will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the completion of our business combination.

Our sponsor contributed an aggregate of $25,000, or approximately $0.006 per founder share, and, accordingly, you will experience immediate and substantial dilution in pro forma net tangible book value from the purchase of our Class A common stock to the benefit of our sponsor and certain of our directors and officers with interests in our sponsor. The economic incentives attributable to the founder shares issued and held, and private warrants to be issued and held by our sponsor, its affiliates, our management team and certain of our directors, could result in a substantial profit being realized by such persons from an initial business combination even if our stockholders realize a substantial loss as a result of our trading price falling below the initial public offering price paid in this offering. In addition, the number of founder shares is not subject to reduction if shares of Class A common stock are redeemed, as a result of which the Class B common stock could represent more than 25% of the shares of Class A common stock issued in this offering if redemptions occur.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution in pro forma net tangible book value to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price of approximately $0.006 per founder share, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 88.87% (or $8.94 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $(1.06) and the initial offering price of $10.00 per unit. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock. Further, if exercised prior to their expiration, the issuance of shares of our Class A common stock upon the exercise of the private placement warrants to be issued to EBC and our sponsor and the public warrants included in the units may have a dilutive effect on the economic and voting interests of our public stockholders as a result of the issuance of our outstanding shares of Class A common stock resulting from such exercises, notwithstanding that the exercise price per private placement warrant is $11.50. Moreover, although we are of the view that our sponsor paid fair value for the founder shares, there is no assurance that a taxing authority would agree with us, and if a taxing authority were to successfully assert otherwise, we may be subject to material withholding and other tax liabilities that could adversely affect our financial condition.

As noted elsewhere in this prospectus, our sponsor paid approximately $0.006 per share to acquire the founder shares and our sponsor has agreed to pay $1.00 per private placement warrant pursuant to written agreements to purchase private placement warrants. Each such warrant is exercisable for one share of our Class A common stock at an exercise price of $11.50 per share. Our sponsor, its affiliates, our management team and two of our directors to whom our sponsor transferred 25,000 founder shares are in a position to make a substantial profit from the founder shares if we consummate an initial business combination, even if our stock price subsequently declines below the $10.00 price per share of our common stock sold in this offering and our public stockholders experience substantial losses as a result of such decline in trading price, and such potential substantial profit could result in an incentive for our sponsor, management team and such directors to recommend an initial business combination for approval by our stockholders even if it could result in a decrease in the trading price of our common stock after the closing of such initial business combination. Our sponsor will also be in a position to realize a substantial profit from its purchase of the private placement warrants if the price at which our sponsor can resell the private placement warrants exceeds $1.00 per warrant at a time when the sponsor has the right to sell any of such warrants (which will not occur until 30 days after our initial business combination) or the per share trading price of our common stock exceeds $12.50 per share (the exercise price of the warrants plus the $1.00 purchase price per warrant) after such warrants become exercisable (which will not occur until after our initial business combination). This risk may become more acute as the 15-month anniversary of the closing of this offering (or such later period, if extended) nears, which, unless otherwise extended, is the deadline for our completion of an initial business combination.

Following the closing of this offering there are several sources of potential dilution to owners of our Class A common stock, including the 4,262,500 shares of our Class B common stock (which would be reduced to 3,700,000 shares if the underwriters’ over-allotment option is not exercised) issued to our sponsor, the 10,100,000 private placement warrants (or 10,725,000 private placement warrants if the underwriters’ over-allotment option is exercised in full) to be issued to the sponsor and EBC upon the closing of this offering in consideration for payment by our sponsor and EBC of $1.00 per private placement warrant, the deferred underwriting discounts and commissions of $0.35 per unit that will be payable upon completion of our initial business combination, and potential dilution from the issuance of additional shares as consideration for our initial business combination or in any financing transaction that is required in connection with an initial business combination.

The shares of Class B common stock issued to our sponsor will represent a 20% ownership interest in the company after completion of this offering, but since they are not subject to redemption, may represent a significantly larger portion of our outstanding common stock upon completion of our initial business combination depending on the level of redemptions of our outstanding Class A common stock in connection with our initial business combination (before giving effect to any additional shares that may be issued in connection with our initial business combination or as a component of a financing transaction in connection therewith). For example, assuming no additional shares are issued in our initial business combination, if 50% or 75% of the 15,000,000 shares of Class A common stock issued in this offering (assuming the underwriters’ over-allotment option is not exercised) are redeemed in connection with our initial business combination, the shares in the company issued to our sponsor will constitute 33 1/3 % or 50%, respectively, of the shares of our common stock outstanding immediately after the closing of our initial business combination.

The nominal purchase price paid by our sponsor for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.30 per public share, implying an initial value of $10.30 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.006 per founder share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares based on the implied value of $10.30 per share of the public shares upon the consummation of our initial business combination, assuming that the implied equity value of the public shares at that time is $149,250,000, which is the amount we would have for our initial business combination in the trust account after payment of $5,250,000 of deferred underwriter commissions, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, or the value of our public and private placement warrants. At such valuation, each of our ordinary shares would have an implied value of approximately $7.92 per share upon consummation of our initial business combination, which would be a 23.1% decrease as compared to the initial implied value of $10.30 per public share. In addition, such implied value of approximately $7.92 per share would constitute an increase of over 132,000% in the value of the founder shares over the initial purchase price of approximately $0.006 per founder share.

Public shares	15,000,000
Founder shares	3,750,000
EBC founder shares	100,000
Total shares	18,850,000
Total funds in trust available for initial business combination (less deferred underwriter commissions)	$149,250,000
Initial implied value per public shares	$10.30
Implied value per share upon consummation of initial business combination	$7.92

Since our sponsor paid only approximately $0.006 per share for the founder shares, our sponsor could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

Our sponsor acquired founder shares for approximately $0.006 per share and we are offering units at a price of $10.00 per unit in this offering. As a result, our sponsor and those of our officers and directors with an ownership interest in our sponsor could make a substantial profit after the initial business combination even if public investors experience substantial losses and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. For example, assuming the value of the Class A common stock is $10.00 following the initial business combination, public investors would not experience a profit (or a loss), but the 3,750,000 founder shares (assuming the underwriters’ over-allotment option is not exercised), which were purchased for an aggregate of $25,000, would be valued at $37,500,000 on an as-converted basis, reflecting appreciation of $9.994 per share, or an increase of over 166,500% over the purchase price of $0.006 per founder share. Because the threshold at which a transaction will be profitable for our sponsor and its owners (which include certain of our officers and directors, including independent directors) is significantly lower than that for investors in this offering, the interests of such members of our management in deciding which opportunities to pursue may be misaligned with public investors.

General Risk Factors

We may issue additional common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions to be contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation will authorize the issuance of up to 100,000,000 shares of Class A common stock, par value $0.0001 per share, 10,000,000 shares of Class B common stock, par value $0.0001 per share, and 35,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 84,900,000 and 6,250,000 (assuming, in each case, that the underwriters have not exercised their over-allotment option) authorized but unissued shares of Class A common stock and Class B common stock, respectively, available for issuance, which amount does not take into account the shares of Class A common stock reserved for issuance upon exercise of any outstanding warrants or the shares of Class A common stock issuable upon conversion of shares of Class B common stock. Immediately after the consummation of this offering, there will be no shares of preferred stock issued and outstanding. Shares of our Class B common stock are convertible into shares of our Class A common stock initially at a one-for-one ratio but subject to adjustment as set forth herein, including in certain circumstances in which we issue Class A common stock or equity-linked securities related to our initial business combination. Shares of our Class B common stock are also convertible at the option of the holder at any time.

We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination (including pursuant to a specified future issuance) or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions to be contained in our amended and restated certificate of incorporation. However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional shares of common or preferred stock:

•        may significantly dilute the equity interest of investors in this offering;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our units, Class A common stock and/or warrants.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We are also a “smaller reporting company” as defined in Regulation S-K under the Securities Act and may take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an emerging growth company.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing our initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2023. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We will be subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We will be subject to rules and regulations of various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from our search for a business combination target to compliance activities. For instance, the SEC has recently proposed rules applicable to blank check companies like our company that, if adopted, could make it more expensive and difficult to consummate an initial business combination.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Provisions in our amended and restated certificate of incorporation and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions (other than actions arising under the Securities Act or the Exchange Act) may be brought only in the Court of Chancery in the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) and, if brought outside of Delaware, the stockholder bringing such suit will be deemed to have consented to service of process on such stockholder’s counsel. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 31, 2022, we had $175,580 in cash and cash equivalents and a net tangle book value deficit of $(375,412). Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus are forward-looking statements in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to complete our initial business combination, particularly in light of disruption that may result from limitations imposed by the ongoing COVID-19 pandemic;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential acquisition opportunities;

•        potential changes in control of us if we acquire one or more target businesses for stock;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•        our expectations regarding the time during which we will be an “emerging growth company” under the JOBS Act;

•        the trust account not being subject to claims of third parties; or

•        our financial performance following this offering or following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 15,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without Over-allotment Option	Over-allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$150,000,000	$172,500,000
Gross proceeds from private placement warrants offered in the private placement	10,100,000	10,725,000
Total gross proceeds	$160,100,000	$183,225,000
Estimated offering expenses(2)
Underwriting discounts and commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$3,000,000	$3,450,000
Legal fees and expenses	400,000	400,000
Accounting fees and expenses	60,000	60,000
SEC/FINRA expenses	70,000	70,000
Travel and road show expenses	15,000	15,000
NYSE listing and filing fees	25,000	25,000
Printing and engraving expenses	50,000	50,000
Miscellaneous	70,000	70,000
Total offering expenses (excluding underwriting discounts and commissions)	$690,000	$690,000
Proceeds after offering expenses	$156,410,000	$179,085,000
Held in trust account(3)	$154,500,000	$177,675,000
% of public offering size	103%	103%
Not held in trust account	$1,910,000	$1,410,000

The following table shows the use of the approximately $1,910,000 of net proceeds not held in the trust account and assumes no extension of the 15-month deadline to complete our initial business combination.(4)(5)

	Amount(4)	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	300,000	15.7%
Legal and accounting fees related to regulatory reporting obligations	330,000	17.3%
NYSE continued listing fees	75,000	3.9%
Payment for office space, utilities, administrative and support services ($40,000 per month)(6)	355,000	18.6%
Travel and miscellaneous expenses incurred during search for initial business combination target	100,000	5.3%
Reserve for liquidation	100,000	5.3%
Working capital to cover miscellaneous expenses (including taxes net of anticipated interest income)	50,000	2.6%
Directors’ and officers’ liability insurance premiums	600,000	31.3%
Total	$1,910,000	100.0%

____________

(1)      Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)      A portion of the offering expenses will be paid from the proceeds of a loan from our sponsor of up to $150,000 as described in this prospectus. As of March 31, 2022, we borrowed $150,000 under the promissory note with our sponsor. This amount will be repaid upon completion of this offering out of the estimated $690,000 of proceeds that has been allocated for the payment of offering expenses (other than underwriting discounts and commissions). In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)      The underwriters have agreed to defer underwriting discounts and commissions equal to 3.50% of the gross proceeds of this offering. Upon completion of our initial business combination, $5,250,000, which constitutes the underwriters’ deferred underwriting discounts and commissions (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(5)      Assumes no exercise of the underwriters’ over-allotment option.

(6)      For expenses incurred pursuant to the terms of the Master Service Agreement in excess of $355,000, we intend to draw from non-interest bearing loans to be made to us by our sponsor or an affiliate of our sponsor.

Our sponsor and EBC have agreed that they and/or their designees will purchase from us an aggregate of 10,100,000 warrants (9,350,000 private warrants by our sponsor and 750,000 private warrants by EBC) at a price of $1.00 per warrant, for an aggregate purchase price of $10,100,000, in a private placement that will occur simultaneously with the closing of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private warrants in the same proportion that the over-allotment option is exercised, up to a maximum of an additional 625,000 private warrants (512,500 private warrants by our sponsor and 112,500 private warrants by EBC). These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. A portion of the proceeds we receive from these purchases will be placed in the trust account described below.

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and from the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $154,500,000 (or $177,675,000 if the underwriters’ over-allotment option is exercised in full), including $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions, will be placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate that the interest earned on the trust account will be approximately $3,862,500 per year, assuming a principal balance of $154,500,000 and an interest rate of 2.50% per year; however, we can provide no assurances regarding this amount. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, the proceeds from this offering and the portion of the proceeds from the sale of the private placement warrants placed into in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted for redemption in connection with a stockholder vote to approve (a) our initial business combination or (b) an amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering and (iii) the redemption of our public shares if we are unable to complete our business combination within 15 months from the closing of this offering, subject to applicable law. Based on current interest rates, we expect that the interest earned on the trust account, net of income taxes, will be sufficient to pay Delaware franchise taxes.

The net proceeds held in the trust account, less amounts released to the trustee to pay redeeming stockholders, may be used as consideration to pay the sellers of a target business with which we ultimately complete our business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account, less amounts released to the trustee to pay redeeming stockholders, are used for payment of the consideration in connection with our business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-initial business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other businesses or assets or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We have agreed to enter into the Master Service Agreement (the “Master Service Agreement”) effective as of the date hereof, with DEM to provide us contracted services including general management and administration services, including office space, along with evaluation and due diligence services relating to a prospective and/or consummated initial business combination in an amount of $40,000 per month. We can terminate the Master Service Agreement by providing DEM with 30 days’ notice.

Our sponsor has agreed to loan us up to $150,000 to fund expenses of this offering. This loan is non-interest bearing, unsecured and due at the earliest of (i) the date that is 180 days following the date hereof, (ii) the date on which we consummate this offering and (iii) the date on which we determine to not proceed with such offering. The loan will be repaid upon the closing of this offering.

In addition, in order to fund potential additional working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such additional loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of the loans made to us for such working capital purposes may be converted into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. However, none of them have any current commitment, plan or intention to engage in such transactions and have not formulated any terms or conditions for any such transactions. If any of them engage in such transactions, such persons will be subject to restrictions on making such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem our public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules and the agreement for our business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that our common stock would no longer qualify for exemption from the SEC’s “penny stock” rules, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted for redemption in connection with a stockholder vote to approve (a) our initial business combination or (b) an amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering and (iii) the redemption of our public shares if we are unable to complete our business combination within 15 months following the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our sponsor, officers and directors will not be entitled to redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. In addition, our sponsor, officers and directors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution in the pro forma tangible book value that investors will experience in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of outstanding shares of our Class A common stock that will be outstanding after this offering.

In calculating the pro forma net tangible book value after this offering, we have given effect to the provision of our amended and restated certificate of incorporation that will provide that in no event will we redeem our public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules. Accordingly, we have calculated the pro forma net tangible book value in the table below assuming that holders of our public shares elect to redeem the maximum number of shares of the Class A common stock permitted under our amended and restated certificate of incorporate (which we refer to as “maximum redemption”) and that such redemptions are for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account.

At March 31, 2022, our net tangible book value was $(375,412), or approximately $(0.10) per share of common stock. After giving effect to the sale of 15,000,000 shares of Class A common stock included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2022 would have been $5,000,002, or approximately $1.07 per share, representing an immediate increase in net tangible book value (as decreased by the value of 14,157,952 shares of Class A common stock that may be redeemed for cash under the maximum redemption scenario and assuming no exercise of the underwriters’ over-allotment option) of $1.17 per share to initial holders as of the date of this prospectus. Total dilution of the pro forma net tangible book value per share of our Class A common stock held by our public stockholders from this offering will be $8.93 per share, or 89.3%. The dilution to our pro forma net tangible book value to public stockholders if the underwriters exercise the over-allotment option in full would be an immediate dilution of our pro forma net tangible book value of $9.07 per share, or 90.7%.

The following table illustrates the dilution to our pro forma net tangible book value to the public stockholders on a per-share basis, assuming maximum redemptions occur and no value is attributed to the warrants included in the units or the private placement warrants and does not reflect any dilution to our pro forma net tangible book value associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution of our pro forma net tangible book value to the public stockholders to be higher, particularly where a cashless exercise is utilized. The warrants will become exercisable on the 30th day after the completion of our initial business combination and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described elsewhere in this prospectus.

	Without Over-allotment		With Over-allotment
Public offering price		$10.00		$10.00
Net tangible book value before this offering	(0.10)		(0.09)
Increase attributable to public stockholders and private sales	1.17		1.02
Pro forma net tangible book value after this offering and the sale of the private placement warrants		1.07		0.93
Dilution in pro forma net tangible book value to public stockholders		$8.93		$9.07
Percentage dilution in pro forma net tangible book value to public shareholders		89.3%		90.7%

For purposes of the preceding presentation, we have reduced our pro forma net tangible book value after this offering (based on the maximum redemption scenario and assuming no exercise of the underwriters’ over-allotment option) by $145,826,902 assuming holders of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders’ meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of shares of our Class A common stock sold in this offering.

The following table sets forth information with respect to our sponsor and the public stockholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Sponsor(1)	3,700,000	19.63%	$25,000	0.02%	$0.007
Directors(2)	50,000	0.27%	—	—	—
EBC founder shares	100,000	0.53%	$580	0.00%	$0.006
Public Stockholders	15,000,000	79.58%	$150,000,000	99.98%	$10.000
Total	18,850,000	100.0%	$150,025,580	100.00%

____________

(1)      Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of an aggregate of 562,500 shares of Class B common stock held by our sponsor.

(2)      Effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book value before this offering	$(375,412)	$(375,412)
Proceeds from this offering and the sale of the private placement warrants, net of expenses(1)	156,410,000	179,085,000
Offering costs excluded from tangible book value before this offering	358,024	358,024
Less: deferred underwriters’ commissions payable	(5,250,000)	(6,037,500)
Less: overallotment option liability	(315,708)	—
Less: assumed maximum proceeds available for redemption under maximum redemption scenario to effect a business combination	(145,826,902)	(168,030,110)
Pro forma net tangible book value	$5,000,002	$5,000,002
Denominator:
Shares of Class B common stock outstanding prior to this offering	4,312,500	4,312,500
Shares of Class B common stock forfeited if over-allotment is not exercised	(562,500)	—
EBC founder shares	100,000	100,000
Shares of Class A common stock included in the units offered	15,000,000	17,250,000
Less: maximum shares that might be redeemed under maximum redemption scenario to effect a business combination	(14,157,952)	(16,313,603)
Total shares in denominator	4,692,048	5,348,897

____________

(1)      Expenses applied against gross proceeds include offering expenses of $690,000 and underwriting commissions of $3,000,000 (or $3,450,000 if the underwriters exercise their over-allotment option in full (excluding deferred underwriting fees)). See “Use of Proceeds.”

The dilution in pro forma net tangible book value described above does not address the dilution in the economic and voting rights that purchasers of our units in this offering will experience as the result of the exercise of warrants included in the units or the private placement warrants or the issuance of additional shares as consideration for our initial business combination or in any financing transaction that is required in connection with an initial business combination. Because the exercise of such warrants or the issuance of additional shares as consideration or to finance the initial business combination will result in additional shares of our common stock being issued, such issuances will dilute the economic and voting interests of the purchasers of our common stock in the units pursuant to this offering, which dilution could be substantial.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2022, and as adjusted to give effect to the sale of our units and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2022
	Actual	As Adjusted(1)
Note payable to related party(2)	$150,000	—
Deferred underwriting discounts and commissions	—	5,250,000
Overallotment option liability	—	315,708
Class A common stock subject to possible redemption, $0.0001 par value, 100,000,000 shares authorized (actual and adjusted); 15,000,000 shares issued and outstanding at $10.30 per share (as adjusted)(3)	—	154,500,000
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 35,000,000 shares authorized; none issued or outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized (actual and adjusted); 100,000 EBC founder shares issued and outstanding (actual and adjusted)(4)	10	10
Class B common stock, $0.0001 par value, 10,000,000 shares authorized (actual and as adjusted); 4,312,500 shares issued and outstanding (actual), and 3,750,000 shares issued and outstanding (as adjusted)(5)	431	431
Additional paid-in capital(6)(7)	25,139	—
Accumulated deficit	(42,968)	(3,673,537)
Total stockholders’ equity (deficit)	$(17,388)	$(3,673,096)
Total capitalization	$132,612	$156,392,612

____________

(1)      Assumes the over-allotment option has not been exercised and the resulting forfeiture of 562,500 founder shares held by our sponsor has occurred.

(2)      Our sponsor has agreed to loan us up to $150,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of March 31, 2022, we borrowed $150,000 under the promissory note with our sponsor.

(3)      Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The “as adjusted” amount is presented net of proceeds allocated to the public warrants and net of allocated transaction costs related to this offering. The shares of Class A common stock contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A, and will be subsequently accreted at redemption value.

(4)      EBC has agreed not to submit any EBC founder shares for redemption or purchase in a tender offer conducted by us before or in conjunction with an initial business combination.

(5)      Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted amount assumes no exercise of the underwriters’ over-allotment option.

(6)      The “as adjusted” additional paid-in capital includes the excess of proceeds from the sale of the private placement warrants over their estimated fair value at issuance as a deemed capital contribution from our sponsor.

(7)      We evaluated the public and private placement warrants as either equity-classified or liability-classified instruments based on an assessment of the warrants’ specific terms and applicable authoritative guidance in FASB ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). Pursuant to such evaluation, we concluded that the public and private placement warrants do not meet the criteria to be accounted for as liability under ASC 480. We further evaluated the public and private placement warrants and rights under “ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that the public warrants and private placement warrants meet the criteria to be classified in shareholders’ equity. The public warrants will be allocated a portion of the IPO proceeds based on relative fair value basis. The public and the private placement warrants will not be remeasured every reporting period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Delaware corporation on February 16, 2022, and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in connection with a business combination:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

•        may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•        our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our Class A common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•        other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at March 31, 2022, we had $175,580 in cash and deferred offering costs of $358,024. Further, we expect to continue to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective business combination candidates. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through the payment of $25,000 of expenses on our behalf by our sponsor in exchange for the issuance of the founder shares and the agreement by our sponsor to loan to us $150,000 to pay expenses of this offering by our sponsor under an unsecured promissory note. In addition, in order to fund potential additional working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. Up to $1,500,000 of the loans made to us for such working capital purposes may be converted into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $690,000, underwriting discounts and commissions of $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full) (excluding deferred underwriting commissions of $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full)), and (ii) the sale of the private placement warrants for a purchase price of $10,100,000 (or $10,725,000 if the over-allotment option is exercised in full), will be $156,410,000 (or $179,085,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $154,500,000 (or $177,675,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $5,250,000 (or $6,037,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining approximately $1,910,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $690,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $690,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting discounts and commissions) to complete our initial business combination. We may withdraw interest to pay our taxes. We estimate our annual franchise tax obligations for the taxable years beginning after the completion of this offering, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum per annum amount of annual franchise taxes payable by us as a Delaware corporation. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,910,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

Our sponsor has agreed to loan us up to $150,000 to fund expenses of this offering. This loan is non-interest bearing, unsecured and due at the earliest of (i) the date that is 180 days following the date hereof, (ii) the date on which we consummate this offering and (iii) the date on which we determine to not proceed with such offering. The loan will be repaid upon the closing of this offering.

In addition, in order to fund potential additional working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such additional loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of the loans made to us for such working capital purposes may be converted into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We estimate our primary liquidity requirements during that period to include approximately $300,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting a business combination; $330,000 for legal and accounting fees related to regulatory reporting requirements; $75,000 for the NYSE continued listing fees; $355,000 for office space, utilities and secretarial and administrative support; $100,000 for travel and miscellaneous expenses incurred during the search for a business combination target; $100,000 reserved for liquidation; $600,000 for directors’ and officers’ liability insurance premiums; and approximately $50,000 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination, which may include a specified future issuance. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2023. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report if and when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the portion of the proceeds from the sale of the private placement warrants placed into the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On March 9, 2022, our sponsor acquired 4,312,500 founder shares in exchange for a capital contribution of $25,000. The per share purchase price was approximately $0.006 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 25% of our Class A common stock issued pursuant to the offering made hereby. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. In addition, effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop.

In March 2022, we issued to EBC and its designees an aggregate of 100,000 shares of our Class A common stock in exchange for a capital contribution of $580. The per share purchase price was approximately $0.006 per share. The per share purchase price of the EBC founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of EBC founder shares issued.

We have agreed to enter into the Master Service Agreement with DEM to provide us contracted services including general management and administration services, including office space, along with evaluation and due diligence services relating to a prospective and/or consummated initial business combination in an amount of $40,000 per month. We can terminate the Master Service Agreement by providing DEM with 30 days’ notice.

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $150,000 to fund expenses of this offering. This loan is non-interest bearing, unsecured and due at the earliest of (i) the date that is 180 days following the date hereof, (ii) the date on which we consummate this offering and (iii) the date on which we determine to not proceed with such offering. The loan will be repaid upon the closing of this offering.

In addition, in order to fund potential additional working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such additional loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of the loans made to us for such working capital purposes be converted into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

In addition, our sponsor and EBC have agreed that they and/or their designees will purchase from us an aggregate of 10,100,000 warrants (9,350,000 private warrants by our sponsor and 750,000 private warrants by EBC) at a price of $1.00 per warrant, for an aggregate purchase price of $10,100,000, in a private placement that will occur simultaneously with the closing of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private warrants in the same proportion that the over-allotment option is exercised, up to a maximum of an additional 625,000 private warrants (512,500 private warrants by our sponsor and 112,500 private warrants by EBC). These additional private warrants will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. Our sponsor and EBC will be permitted to transfer the private placement warrants held by it to certain permitted transferees, including our officers and directors (in the case of our sponsor) and other persons or entities affiliated with or related to it, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our business combination, and the private placement warrants will have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period.

Pursuant to a registration rights agreement we will enter into with our sponsor on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to demand that we file a registration statement covering certain of our securities held by them for sale under the Securities Act and to require us to effect up to an aggregate of three underwritten offerings of such securities. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

We are a Delaware corporation newly formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” We have not selected any potential initial business combination targets, and we have not, nor has anyone on our behalf, had any substantive discussions, directly or indirectly, with any potential initial business combination targets regarding a business combination with our company.

Although we may pursue our initial business combination in any business, industry or geographic location, we currently intend to focus on opportunities that capitalize on the expertise and ability of our management team, particularly our Chief Executive Officer, Brian Shannon, our Chief Financial Officer, John Perri, and our Chairman of our board of directors, David Wood, to identify and acquire an operating business in the energy industry in North America, primarily targeting the U.S. onshore upstream oil and gas sector. We will seek to capitalize on the significant experience and network of our management team, our board of directors and our sponsor to complete our initial business combination. We believe our team’s extensive U.S. shale basin experience with proven achievements in the upstream oil and gas sector creating long-term shareholder value, combined with rebounding global and U.S. oil and gas demand and prices from the lows of the pandemic shock, will provide an opportunity to execute a potentially transformational business combination.

We believe that there are currently many attractive investment opportunities in the energy sector. Low commodity prices in recent years have stressed the balance sheets and financial and operational flexibility of many companies and have resulted in a number of corporate restructurings, forced sales, mergers and/or the disposition of assets. Additionally, public equity and debt providers have substantially reduced their investments in the upstream energy sector, which has raised the cost of capital for most non-investment grade upstream energy companies and limited mergers and acquisitions transaction volume due to the lack of qualified and active buyers. Recently, U.S. oil and gas demand and prices have rebounded and held at increased levels, and the invasion of Ukraine by Russia has resulted in a spike in hydrocarbon prices. We believe these market conditions have also put a focus on technologies that can increase oil and gas productivity and reduce costs. Given the restricted access confronting the upstream energy industry as a result of, and including, among other factors, the on-going energy transition to sustainable and renewable energy sources, the concerns of many investors with the adverse effects of hydrocarbons on climate change, the focus of many investors on environmental, social and governance (“ESG”) and the policies and regulations of the current U.S. government administration against the hydrocarbon industry, our management team and sponsor believe that attractive investment opportunities exist in the upstream energy sector, and we intend to leverage the experience and network of contacts of our management team and sponsor to pursue one or more attractive acquisitions in that sector.

Even fundamentally sound companies can often fail to perform up to their potential due to a variety of factors, including underinvestment, a temporary period of dislocation in the markets in which they operate, over-levered capital structures, excessive cost structures, incomplete management teams and/or inappropriate business strategies. We believe that we are well positioned to identify companies with the potential to yield attractive risk-adjusted returns in the marketplace and that our contacts and transaction sources, ranging from industry executives, private owners, private equity funds, investment bankers and family offices, will enable us to pursue a broad range of potential opportunities. We believe many businesses in the upstream energy sector could benefit from access to public markets but have been unable to do so due to a number of factors, including the time and expense required to conduct a traditional initial public offering, market volatility and pricing uncertainty.

Management Team, Directors and Sponsor

We intend to capitalize on the capabilities and the established relationships of the members of our management team, directors and sponsor group to identify, evaluate, negotiate and successfully acquire a business that can benefit from a public platform. Our management team and representatives of our sponsor are well respected business leaders that have held senior executive positions across the global oil and gas and financial industries and have significant experience and success identifying and deploying asset growth strategies within these sectors.

We will seek to capitalize on our management teams’ over 100 combined years of experience in the oil and gas industry. As described further below, our management team brings a depth and diversity of transactional and investing experience that will enable us to evaluate business opportunities across multiple sectors, especially the upstream sector, within the oil and gas industry. Through extensive exposure and developmental work within many of the largest

U.S. oil and gas shale producing basins while overseeing over $1.6 billion of investments in various ventures, members of our management team have developed valuable industry insight and cultivated an enduring network of upstream oil and gas industry relationships. Furthermore, our management team is supplemented and complimented by sponsor members who have held multiple executive and leadership positions at industry leading companies, both private and public, oil and gas related ventures and organizations, serving both Fortune 100 and private equity backed companies as chief executive officers, chief financial officers, advisors and board members.

Our management team’s substantial experience in building energy asset management platforms while navigating new and mature companies through dynamic industry trends to achieve profitability and growth provides us with what we believe is a unique opportunity to maximize long term shareholder value. We believe that we will benefit tremendously from our management team’s operating and investing experience, industry relationships, and deep expertise in the energy sector.

Brian P. Shannon, our Chief Executive Officer and Director, currently serves, and will continue to serve, as the chief executive officer of DEM, which provides accounting, asset evaluation, corporate restructuring, engineering, financial reporting, reserve assessment and other related asset management services to the upstream oil and gas industry. Prior to joining DEM, he was involved in the founding of, and served in the positions of chief executive officer and president at, Black Falcon Energy. These two combined upstream oil and gas energy asset management platforms (DEM and Black Falcon Energy) provided and were responsible for the management of more than 18,000 producing wells, comprising capital investments of over $1.6 billion, located within all of the major U.S. oil and gas shale producing regions. Since 2015, Mr. Shannon and the other members of our management team have evaluated, advised and managed asset revitalization and restructuring projects for six different upstream oil and gas companies/clients, while evaluating and managing drilling programs on clients’ leaseholds involving over 400 various upstream oil and gas operating partners with their leasehold capital activity participation levels approaching 500 new drilled wells annually. Prior to 2015, Mr. Shannon gained extensive financing experience through officer positions with direct lending energy funds and his involvement of almost fourteen years at Shannon Energy Advisors, an investment banking platform that he founded and which assisted in raising private equity and debt facilities for upstream and midstream oil and gas clients, along with assisting on acquisition and divestiture transactions. Mr. Shannon began his oil and gas career with fourteen years of upstream oil and gas operations experience while serving in both onshore and offshore drilling, production, and reservoir functions.

John T. Perri, our Chief Financial Officer and Director, founded various entities affiliated with our sponsor, including DEM. Mr. Perri is president of Dorchester Capital Corporation, LLC, a diversified private equity company with investment profiles that include upstream oil and gas, healthcare, commercial real estate, professional sports franchises and entertainment. Dorchester Capital’s upstream oil and gas companies, based in Oklahoma City, Oklahoma, have through the years owned non-operated working interests in over 8,000 wells with extensive leasehold positions primarily located across Louisiana, Oklahoma and Texas. In April 2021, Dorchester Resources, L.P. (“DR”), an upstream oil and gas company where Mr. Perri had been Manager of its General Partner from inception in 2015, filed a prearranged Chapter 11 plan under the U.S. Bankruptcy Code. Subsequently, as part of the reorganization plan, a new entity DRII, LLC emerged in 2021 following a 363 sale of certain assets approved by the Bankruptcy Court in July 2021. The Chapter 11 plan for DR was later dismissed in September 2021. Dorchester Capital’s healthcare investments have included companies in the diagnostic imaging, facility development and management, ambulatory surgery, hospital, workers compensation, case management, network development and managed care sectors. Mr. Perri served as an independent Director of Medical Facilities Corporation (TSX:DR). Mr. Perri began his career in public accounting with PricewaterhouseCoopers, leaving as a Senior Tax Manager in 1991.

David M. Wood, our Non-executive Chairman of the Board, provides invaluable experience as a former director and chief executive officer of several companies including Gulfport Energy from December 2018 to May 2021, Arsenal Resources from 2015 to 2017, and Murphy Oil Corporation from 1994 to 2012. He has also served in positions including director and chairman at several companies including Lilis from May 2018 to March 2020, Deep Gulf Energy LLC from September 2013 to October 2018, and before that at entities including Crestwood Midstream GP LLC, Crestwood Equity GP, LLC and Berkana Energy Corporation, when it was majority owned by Murphy Oil. Mr. Wood has extensive experience in evaluating and improving leadership teams and creating strong governance platforms across oil and gas companies. He also served as a senior advisor to First Reserve from 2013 to 2016, a leading private equity firm assisting U.S. asset-based portfolio companies in asset assessment and development and public market positioning. He has served on oil and gas professional affiliated organizations including the American Petroleum Institute (API).

Michael G. Long, a Director, has served in positions of chief financial officer for Sanchez Energy Corporation and Edge Petroleum Corporation, each publicly traded oil and gas companies, and as a director of Lilis, serving as chairman of the audit committee and as non-executive chairman of the board. He has also served on the board for a private equity-backed upstream oil and gas company. Mr. Long began his career as an economist in the planning group of Amoco Corporation (formerly Standard Oil Co. (Indiana)), a major oil and gas corporation before spending over sixteen years in oil and gas commercial and investment banking with a primary focus on the upstream energy sector. He later transitioned to the oil and gas exploration and production sector where he spent twelve years in positions including executive vice president and chief financial officer at a rapidly growing organization where he was involved in its initial public offering, subsequent equity offerings and debt financings to fuel their growth. He later served as the chief financial officer of Edge Petroleum Corporation, transitioning the privately held oil and gas exploration and production company through its initial public offering to a public company that allowed it acquire and finance approximately $2 billion in acquisitions.

Stephen A. Bishop, our Director, most recently served as executive vice president and chief financial officer of American Zinc Recycling LLC, a private equity-backed environmental services company, and its subsidiaries from March 2019 through the successful sale of the company to a strategic buyer in August 2021. Previously Mr. Bishop was president, chief financial officer and a board member of Arsenal Resources (formerly Mountaineer Keystone), a private equity-backed oil and natural gas exploration and development company focused on the Marcellus shale. At Arsenal, Mr. Bishop led over $1 billion of capital raising activities and managed numerous assets and corporate acquisitions from the Company’s formation in July 2011 through November 2017. Prior to Arsenal, Mr. Bishop was an investment banker with Donaldson, Lufkin and Jenrette, Credit Suisse and Deutsche Bank from June 2000 through June 2011, where he provided capital raising and mergers and acquisitions advisory and execution for over $100 billion in transactions. Mr. Bishop served as a surface warfare officer in the United States Navy from May 1993 through May 2000.

Information regarding performance by our management team is presented for informational purposes only. Past performance of our management team is not a guarantee of our ability to successfully identify an attractive target business and execute and consummate a business combination with such entity or the performance of such business after we consummate such a transaction. You should not rely on the historical record of members of our team or their respective affiliates as indicative of future performance of an investment in us or the returns that we will, or are likely to, generate going forward. See “Risk Factors — Risks Relating to our Sponsor and Management Team — Past performance by our officers and directors may not be indicative of future performance of an investment in the Company.”

Market Opportunity

We believe that there are currently many attractive investment opportunities in the upstream oil and gas sector. Volatility in commodity prices, driven by global supply and demand dynamics spurred by the coronavirus (“COVID-19”) pandemic, inflation factors and the Russian invasion of Ukraine and the related economic sanctions, have stressed, at times, the balance sheets and financial and operational flexibility of many companies in the energy sector, but have also provided significant opportunities. The increased level of uncertainty has caused a number of restructurings, forced corporate sales and mergers and the disposition of assets. Recently, U.S. oil and gas demand and prices have rebounded and held at increased levels. Meanwhile, public equity and debt providers have substantially reduced their investments in certain areas of the energy sector, particularly in the upstream oil and gas sector. As a result, there has been a dramatic reduction in global oil and gas investments in 2020 and 2021, which limits the risk of near term over-supply. Further, dominant private equity energy funds that invested at least $1.1 trillion (88% fossil fuels) since 2010 are still managing sizeable upstream oil and gas company portfolios with very limited liquidity options besides assets sales into an acquisition and disposition market favorable to buyers. Furthermore, several private equity firms that typically sponsored funds that invested in the upstream oil and gas sector have announced that future funds will no longer pursue investment in that sector as a result of ESG concerns. Accordingly, we see tremendous potential in concentrating our search for targets in the upstream segment of the energy industry, where we see particularly compelling opportunities.

Business Strategy

Our objective is to identify, acquire and maximize the value of an oil and gas company that has high quality hydrocarbon producing assets with remaining upside potential that supports substantial future free cash flow that we believe provides attractive long-term capital returns. Our targets may demonstrate the characteristics set out below under our “Acquisition Criteria and Process.” Our selection process is expected to make significant use of our management team’s extensive oil and gas industry knowledge, experience, reputation, contacts and relationships. Fundamentally sound business platforms can fail to perform up to their full potential due to numerous factors, including periods of dislocation in the markets in which they operate, excessive operating cost structures, over-levered capital structures, underinvestment, lack of access to capital, general mismanagement and/or misguided business strategies. Our team has extensive experience in identifying those businesses within the oil and gas industry and executing acquisitions and mergers across multiple energy market cycles.

We believe that our executive leadership’s strong industry connections and history of management and investment success across the global energy market will help facilitate deal flow and be attractive to the management teams and equity and debt holders of potential business targets. We will focus our efforts on opportunities where we feel we have a competitive advantage in understanding the asset base and operations of the potential business target and are best situated to enhance the value of a target through completion of an initial business combination with the goal of maximizing stakeholder value. We believe that many privately held companies will consider our executive leadership and management team to be a trustworthy and knowledgeable partner and recognize our ability to drive value and enhance returns.

Members of our management team have significant experience across the diversified oil and gas energy sector and have managed and invested across the capital structure in both private and publicly traded companies. In addition, certain equity holders of our sponsor have a significant history of diversified investment activities, which we believe is a competitive advantage and could serve as another source of potential targets for our initial business combination to the extent that certain investment opportunities they review may not be appropriate for their existing investment platforms. We believe that our integrated team and affiliation will allow us to pursue a number of transaction opportunities concurrently and reduce the time required from initial identification of an opportunity until a potential transaction announcement.

Acquisition Criteria and Process

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important when evaluating potential targets for our initial business combination. We intend to use these criteria and guidelines when evaluating business combination opportunities, but we may decide to enter into our initial business combination with a target business that does not meet any or all of these criteria and guidelines. Although we intend to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity.

Attractive Returns.    Acquire a business at a valuation that will offer attractive long-term risk-adjusted equity returns for our shareholders.

Significant Free Cash Flow.    Assets located in the onshore U.S. with significant reserves classified as “proved developed producing” that have a supported history of free cash flow generation and that, after deployment of appropriate capital, can generate supported production levels for significant years in the future.

Low Risk Development Upside.    Assets within a high-quality hydrocarbon reservoir and basin that has proven to be productive and that have undeveloped or underdeveloped inventory that would be economic to develop.

High Operational Control.    Assets over which there will be significant operational control that will allow the post-initial business combination’s management team to utilize its operational expertise to reduce costs, increase production or otherwise optimize operations to improve economics and returns to shareholders.

Conservative Leverage Profile.    Acquiring a business with a conservative and appropriate leverage profile that will allow the post-initial business combination’s asset base and financial structure to weather commodity price cycles.

Bolt-on Acquisition Opportunities.    Assets in areas of operation where opportunities for future business and/or asset acquisitions may exist that will allow our company to leverage its initial operating platform for growth and realize operating and financial synergies.

Benefit from Being a Public Company.    We intend to pursue a business combination with a company that we believe will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

Access to Infrastructure and End Markets.    Assets with gathering and processing infrastructure in place to meet current and future requirements, along with appropriate contracts that allow the business to have sufficient capacity to develop and grow future reserves and production volumes when market conditions warrant.

Health, Safety and Environmental Stewardship.    Historical track record of successful performance in the health, safety and environmental aspects of operating a business or the ability to reach such standards by using our management and executive teams’ operating experience and knowledge.

Any evaluation relating to the merits of an initial business combination may be based on these general guidelines as well as other considerations, factors, and criteria that our management team may deem relevant; however, these criteria are not intended to be an exhaustive list. In the event that we decide to enter into our initial business combination with a target business that does not meet any or all of the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of a proxy solicitation or tender offer of materials that we would file with the Securities and Exchange Commission (“SEC”). We expect to develop our pipeline of opportunities for a potential business combination through our management teams’ substantial experience, deep relationships and extensive network of corporate executives, board members, private equity firms, investors, investment bankers, lenders, lawyers, family offices and other service providers to and within the oil and gas industry.

Initial Business Combination

The NYSE rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes (which is not permitted in this offering) and excluding the amount of any deferred underwriting discount held in trust) at the time of signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of a target business or businesses. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if our board of directors is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and our board of directors determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% fair market value test, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required under applicable law, any proxy statement that we deliver to stockholders and file with the SEC in connection with a proposed transaction will include such opinion.

We anticipate structuring our initial business combination so that the post-initial business combination company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-initial business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons. However, we will only complete such business combination if the post-initial business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-initial business combination company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-initial business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target.

However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-initial business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable. If our securities are not then listed for trading on the NYSE for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors. The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Other Considerations

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor, founders, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such initial business combination or transaction is fair to our company from a financial point of view. We may, but are not required to, obtain such an opinion in any other context.

We currently do not have any specific business combination under consideration. Our officers and directors have not selected any target business. Members of our sponsor and our management team and their respective affiliates are continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) had any substantive discussions, formal or otherwise, with any potential target business with respect to an initial business combination with our company.

Certain members of our management team, our sponsor and their respective affiliates manage or in the future may manage multiple investment vehicles and raise additional funds and/or accounts, which may be during the period in which we are seeking our initial business combination. These investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity. In addition, our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, our officers and directors have and will have in the future time and attention requirements for current and future assets, investment funds, accounts, co-investment vehicles and other entities. To the extent any conflict of interest arises between, on the one hand, us and, on the other hand, investment funds, accounts, co-investment vehicles and other entities managed by any member of our management team (including, without limitation, arising as a result of such member being required to offer acquisition opportunities to such investment funds, accounts, co-investment vehicles or other entities), such member and entities will resolve such conflict(s) of interest in their sole discretion in accordance with their then existing fiduciary, contractual and other duties, and there can be no assurance that such conflict of interest will be resolved in our favor.

Following this offering, our sponsor and members of our management team, including certain of our directors will directly or indirectly own founder shares, private placement warrants or both, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Certain of our officers and directors presently have, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity subject to his or her fiduciary duties. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then subject to such officer’s and director’s fiduciary duties under Delaware law, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such other entity before we can evaluate and pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same; however, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our officers have agreed not to act as officers of other blank check companies until the earlier of our execution of a definitive agreement for an initial business combination, our liquidation or such time as such officer ceases to be an officer of the company. Our sponsor, officers and directors may act as investors or directors or otherwise participate in other blank check companies during the period in which we are seeking an initial business combination. Any such company may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates; however, we do not currently expect that any such other blank check company would materially affect our ability to complete our initial business combination. In addition, our sponsor, officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

Corporate Information

Our executive offices are located at 210 Park Avenue, Suite 3121, Oklahoma City, OK 73102, and our telephone number is (405) 252-7320. Upon completion of this offering, our corporate website address will be www.dorchesteracquisition.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus forms a part. You should not rely on any such information in making your decision whether to invest in our securities.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of the completion of this offering, (B) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) and (C) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Our Management Team

Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any member of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

We believe our management team’s operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and key corporate relationships . This network has grown through the activities of our management team sourcing, acquiring and financing businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. See the section of this prospectus entitled “Management” for a more complete description of our management team’s experience.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our Class A common stock (or shares of a new holding company) or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical initial business combination process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s background will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed initial business combination, less favorably.

Financial Position

With funds available for a business combination initially in the amount of $154,500,000, before payment of $5,250,000 of deferred underwriting discounts and commissions (or $177,675,000 before payment of up to $6,037,500 of deferred underwriting discounts and commissions if the underwriters’ over-allotment option is exercised in full), in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-initial business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other businesses or assets or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, had any substantive discussions with any business combination target regarding a business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business, other than our officers and directors. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination (which may include a specified future issuance), and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by applicable law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction; in which case any such fee will be paid out of the funds held in the trust account. Some of our officers and directors may enter into employment or consulting agreements with the post-initial business combination company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Selection of a Target Business and Structuring of our Initial Business Combination

The NYSE rules require that our initial business combination must occur with one or more target businesses or assets with an aggregate fair market value of at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or from another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination if the post-initial business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise is not required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-initial business combination company is what will be valued for purposes of the NYSE’s 80% fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our business combination.

To the extent we effect our business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review, which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information that will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. In addition, we intend to focus our search for an initial business combination in a single industry. By completing our business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC, subject to the provisions of our amended and restated certificate of incorporation. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is an explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under the NYSE’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•        we issue shares of Class A common stock that will be equal to or in excess of 20% of the number of shares of our Class A common stock then outstanding;

•        any of our directors, officers or substantial security holders (as defined by the NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either (i) 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance in the case of any of our directors or officers or (ii) 5% of the number of shares of common stock or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

•        the issuance or potential issuance of common stock will result in our undergoing a change of control.

Permitted Purchases of our Securities

In the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit to on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of the NYSE. However, none of them have any current commitment, plan or intention to engage in such transactions and none have formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If any such persons engage in such transactions, such person(s) will be subject to restrictions in making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of any such purchases of shares could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met.

The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders (in the case of shares of Class A common stock) following our mailing of proxy materials in connection with our initial business combination. To the extent that any of our sponsor, officers, directors, advisors or their affiliates enters into a private purchase, such person would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Our sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsor, officers, directors and/or their affiliates will be subject to restrictions in making purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.30 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting discounts and commissions we will pay to the underwriters upon consummation of the initial business combination. None of our sponsor, officers and directors will be entitled to redemption rights with respect to any founder shares held by them and any public shares held by them, nor will EBC be entitled to redemption rights with respect to any of the EBC founder shares, in connection with the completion of our business combination.

Limitations on Redemptions

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules. There may also be additional requirements contained in the agreement relating to our initial business combination. For example, the proposed business combination may require (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we may not be able to complete the business combination or redeem any shares, in which case all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure an initial business combination with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed business combination. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirements and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.

If we hold a stockholder vote to approve our initial business combination, we will:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•        file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. The shares held by our sponsor will count toward this quorum and our sponsor, officers and directors have agreed to vote the founder shares and any public shares purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to the sponsor’s founder shares, approval of our initial business combination would require the affirmative vote of only (i) 5,675,001, or 37.83%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that all outstanding shares are voted and the over-allotment option is not exercised, or (ii) 962,501, or 6.42%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our sponsor, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if certificated) or if not certificated to tender electronically, to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.

If, however, we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules. There may also be additional requirements contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering, which we refer to herein as the “excess shares.” Absent this provision, a public stockholder holding more than an aggregate of 20% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 20% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, our amended and restated certificate of incorporation will not restrict our stockholders’ ability to vote all of their shares (including excess shares) for or against our business combination.

Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights

Public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” will be required to either tender their certificates (if certificated) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or two business days prior to the scheduled date of the meeting set forth in our proxy materials, as applicable (unless we elect to allow additional withdrawal rights). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination until 15 months from the closing of this offering.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our amended and restated certificate of incorporation will provide that we will have only 15 months from the closing of this offering to complete our initial business combination. If we are unable to complete our business combination within such 15-month period (unless such date is extended by stockholder approval), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, and subject in the case of clauses (ii) and (iii) our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire without value to the holder if we fail to complete our business combination within the 15-month time period.

Our sponsor, officers and directors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 15 months from the closing of this offering. However, if our sponsor, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 15-month time period.

Our sponsor, officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,910,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.30. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.30. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or by a prospective target business with which we have entered into a letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below (i) $10.30 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes.

This liability will not apply with respect to any claims by a third party that executed a waiver of any and all rights to seek access to the trust account or to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor would be able to satisfy those obligations. As a result, if any such claims were made successfully against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.30 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors are obligated to indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.30 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.30 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,910,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $690,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $690,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 15 months from the closing of this offering may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 15 months from the closing of this offering, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our business combination within 15 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, and subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 15th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.30 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay our taxes and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.30 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our business combination within 15 months from the closing of this offering, subject to applicable law, (ii) in connection with a stockholder vote to approve an amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 15 months from the closing of this offering and (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights as described above.

Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if We Fail to Complete our Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our business combination within 15 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.30 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place, if all of the redemptions would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek stockholder approval of our initial business combination, any of our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions.

If we are unable to complete our business combination within 15 months from the closing of this offering (as same may be extended by requisite approval of our stockholders), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.30 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable) divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining stockholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting discounts and commissions and interest withdrawn in order to pay our taxes payable (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made there would be no impact to our remaining stockholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our business combination will reduce the book value per share for the shares held by our sponsor, which will be our only remaining stockholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. However, none of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and a portion of the proceeds from the private placement be deposited in a U.S. based trust account. $154,500,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a U.S. based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $127,575,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$154,500,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

The NYSE rules require that our initial business combination must occur with one or more target businesses or assets with an aggregate fair market value of at least 80% of our net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus unless the underwriters inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying Class A common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline

If we are unable to complete an initial business combination within 15 months from the closing of this offering (subject to extension upon approval by the requisite vote of our stockholders), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, and subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition is not completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, the proceeds from this offering and the portion of the proceeds from sale of the private placement warrants held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted for redemption in connection with a stockholder vote to approve (a) our initial business combination or (b) an amendment to our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering and (iii) the redemption of 100% of our public shares if we are unable to complete a business combination within the required time frame (subject to the requirements of applicable law).

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

Our executive offices are located at 210 Park Avenue, Suite 3121, Oklahoma City, OK 73102, and our telephone number is (405) 252-7320. Our executive offices are provided to us by DEM. We have agreed to reimburse DEM for general management and administration services, including office space, along with evaluation and due diligence services relating to a prospective and/or consummated initial business combination us in an amount equal to $40,000 per month under the Master Service Agreement. We consider our current office space adequate for our current operations. We can terminate the Master Service Agreement by providing DEM with 30 days’ notice.

Employees

We currently have four officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP or reconciled to GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. We cannot assure you that any particular target business selected by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2023 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Executive Officers, Directors and Director Nominees

Upon completion of this offering, our executive officers and directors will be as follows:

Name	Age	Position
Brian P. Shannon	61	Chief Executive Officer and Director
John T. Perri	62	Chief Financial Officer and Director
David M. Wood	65	Independent Director Nominee and Non-executive Chairman
Michael G. Long	69	Independent Director Nominee
Stephen A. Bishop	51	Independent Director Nominee

Brian P. Shannon — Chief Executive Officer and Director.    Brian P. Shannon has served as our Chief Executive Officer since inception, and as a member of our board of directors since March 2022. Mr. Shannon has been chief executive officer of DEM, an affiliate of our sponsor, which provides accounting, asset evaluation, corporate restructuring, engineering, financial reporting, reserve assessment and other related asset management services to the upstream oil and gas industry, since October 2020. Prior to joining DEM, from September 2015 through October 2020, Mr. Shannon served as a founder, chief executive officer and president of Black Falcon Energy (“Black Falcon”), an upstream oil and gas management platform that implemented the successful transition, restructuring and day-to-day management of the assets of several private equity-backed upstream oil and gas companies. From October 2001 through August 2015, Mr. Shannon was founder and chief executive officer of Shannon Energy Advisors, which assisted clients in upstream and midstream acquisition and divestiture transactions and debt and equity processes. Mr. Shannon served in oil and gas financing officer positions with Southern Company Energy Capital Group from May 1998 to September 2001 and TCW Asset Management from September 1994 to April 1998. Prior to that, Mr. Shannon worked in the upstream oil & gas industry in various production, drilling and reservoir positions with Texaco and affiliates from September 1983 to October 1991 and Unocal Corporation from May 1980 through August 1983. Mr. Shannon’s prior board of directors affiliations also include Jamestown Resources, LLC, Larchmont Resources, LLC, Pelican Energy, LLC and Intervention Energy, LLC, all of which ended in October 2020 as well as Traditions Oil & Gas, LLC which ended in May 2015.

John T. Perri — Chief Financial Officer and Director.    John T. Perri has served as Chief Financial Officer and as a member of our board of directors since inception. John T. Perri has also served as president of Dorchester Capital Corporation, LLC, a diversified private equity company with investment profiles that include upstream oil and gas, healthcare, commercial real estate, professional sports franchises and entertainment since June 1991; as a director of DEM since October of 2020; and as sole manager of our sponsor since its inception in February 2022. In April 2021, Dorchester Resources, L.P. (“DR”), an upstream oil and gas company where Mr. Perri had been manager of its general partner from inception in 2015, filed a prearranged Chapter 11 plan under the U.S. Bankruptcy Code. Subsequently, as part of the reorganization plan, the new entity DRII, LLC emerged in 2021 following a 363 sale of certain assets approved by the Bankruptcy Court in July 2021. The Chapter 11 plan for DR was later dismissed in September 2021. Mr. Perri served as an independent director of Medical Facilities Corporation (TSX:DR), a British Columbia corporation that partners with physicians to own a portfolio of surgical facilities in the United States, for five years ending in May 2017 . Mr. Perri began his career in public accounting with PricewaterhouseCoopers, leaving as a Senior Tax Manager in 1991.

David M. Wood — Director and Non-executive Chairman of the Board.    David M. Wood has served as the Non-executive Chairman of our board of directors since April 2022. Mr. Wood served as president, chief executive officer and was a member of the board of directors of Gulfport Energy Corporation, an oil and natural gas exploration and production company with principal properties located in the Utica Shale and Oklahoma, from December 2018 until May 2021, where he created systems of control and governance and established a strong ESG foundation. Gulfport Energy filed for bankruptcy in 2020 and emerged in May 2021. Mr. Wood was chief executive officer of Gulfport Energy at that time. From June 2018 through March 2020, Mr. Wood served as a member of the board of directors and then as chairman of the board of directors of Lilis. Prior to joining Lilis, Mr. Wood served as chairman of the board of directors of Mountaineer Keystone (later renamed Arsenal Resources), a private equity-backed oil and natural gas exploration and development company focused on the Marcellus shale, and as chief executive officer from November 2015 to October 2017. Mr. Wood spent more than 17 years at Murphy Oil Corporation, including as chief executive officer, president and director from 2009 until 2012. His other past board affiliations include Crestwood Midstream GP LLC, Crestwood Equity GP, LLC, Deep Gulf Energy LP, and Berkana Energy when it was majority owned by Murphy Oil. Further, Mr. Wood served as a senior advisor of First Reserve Corporation, a premier private equity company, from July 2013 through January 2016. He has served on oil and gas professional affiliated organizations including the American Petroleum Institute (API).

Michael G. Long — Director.    Michael G. Long has served as a member of our board of directors since April 2022. Prior to joining the Company, Mr. Long served as a member of the board of directors of Lilis from April 2018 until December 2020, where he served as the chairman of the audit committee beginning in April 2018 and the chairman of the board of directors beginning in March 2020. From October 2016 to March 2018, Mr. Long served as a member of the board of directors of S&A Resources LLC, a Denham Capital-backed private upstream oil and gas start-up company focused on the Eagle Ford Shale. Mr. Long also served as the chief financial officer for Sanchez Energy Corporation and its privately held affiliate Sanchez Oil and Gas Corporation, which is heavily involved in the Eagle Ford Shale, from May 2008 until his retirement in May 2015; and as executive vice president and chief financial officer of Edge Petroleum Corporation from December 1996 through May 2008.

Stephen A. Bishop — Director.    Stephen A. Bishop has served as a member of our board of directors since April 2022. From March 2019 until the company’s successful sale in August 2021, Mr. Bishop served as executive vice president and chief financial officer of American Zinc Recycling LLC, a private-equity backed environmental services company. Between July 2011 through November 2017, Mr. Bishop served in a number of positions including chief financial officer, president and director of Mountaineer Keystone (later renamed Arsenal Resources).

Number and Terms of Office of Officers and Directors

We intend to have five directors upon completion of this offering. Our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Shannon, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Bishop and Long, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Wood and Perri, will expire at the third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Holders of our founder shares will have the right to elect all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by a majority of at least 90% of our common stock voting at a stockholder meeting.

Approval of our initial business combination will require the affirmative vote of a majority of our board of directors, which must include a majority of our independent directors and a majority of the non-independent directors nominated by our sponsor.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, a Chief Financial Officer, a Chief Accounting Officer, a Secretary and such other offices as may be determined by the board of directors.

Director Independence

The NYSE listing standards require that a majority of our board of directors be independent. Although as a controlled company, we are exempt from such requirement, we expect that a majority of our directors will be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Wood, Long and Bishop are “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our officers or directors has received any cash compensation for services rendered to us. We have agreed effective as of the date hereof to reimburse DEM for general management and administration services, including office space, along with evaluation and due diligence services relating to a prospective and/or consummated initial business combination in an amount equal to $40,000 per month under the Master Service Agreement. In addition, our sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors. Any such payments prior to the initial business combination will be made using funds held outside of the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors will have three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of the NYSE require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the consummation of this offering, we will establish an audit committee of the board of directors. Messrs. Bishop, Long and Wood will serve as members of our audit committee and Mr. Long will serve as chair. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Wood qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Prior to the consummation of this offering, we will establish a compensation committee of the board of directors. Messrs. Wood, Long and Bishop will serve as members of our compensation committee and Mr. Bishop will serve as chair. Under the NYSE listing standards and applicable SEC rules, all of members of the compensation committee must be independent. Messrs. Wood, Long and Bishop are independent.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the $40,000 per month Master Service Agreement fee payable to DEM, reimbursement of expenses and customary consulting, success or finder fees, no compensation of any kind will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

Prior to the consummation of this offering, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee will Messrs. Wood, Long and Bishop, and Mr. Bishop will serve as chair of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee will be to assist our board of directors in:

•        identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•        developing, recommending to the board of directors and overseeing the implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee will be governed by a charter that complies with the rules of the NYSE.

Director Nominations

Our nominating and corporate governance committee will recommend to the board of directors candidates for nomination for election at the annual meeting of the stockholders. The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Code of Ethics

Prior to the consummation of this offering, we will have adopted a Code of Ethics applicable to our directors, officers and employees. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Corporate Governance Guidelines

Our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our board of directors and its committees operate. These guidelines will cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board of directors, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines will be posted on our website.

Conflicts of Interest

Certain equity holders of our sponsor (excluding our management team) or their managed investment vehicles or other controlled affiliates may compete with us for acquisition opportunities. If they decide to pursue any such opportunity, we may be precluded from procuring such opportunities. None of such persons has any obligation to present us with any opportunity for a potential business combination of which they become aware. Further, such persons, in their other endeavors, may be required to present potential business combinations to their current or future affiliates or third parties before they present such opportunities to us. In addition, effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop. Thus, they may have a conflict of interest with respect to identifying, evaluating, approving and recommending for approval an initial business combination and financing arrangements because of this ownership of founder shares.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such other entity. We do not believe, however, that any fiduciary duties or contractual obligations of our officers or directors arising in the future would materially undermine our ability to complete our business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our officers have agreed not to act as officers of other blank check companies until the earlier of our execution of a definitive agreement for an initial business combination, our liquidation or such time as such officer ceases to be an officer of the company. Our sponsor, officers and directors may act as investors or directors or otherwise participate in other blank check companies during the period in which we are seeking an initial business combination.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:

Individual	Entity	Entity’s Business	Affiliation
John T. Perri	Dorchester Capital Corporation, LLC	Diversified private equity investments	President
	Dorchester Energy Management, LLC	Oil and gas asset management services	Director
	DC-SPAC, LLC	Special purpose acquisition company	Manager
Brian P. Shannon	Dorchester Energy Management LLC	Oil and gas asset management services	Chief Executive Officer
David M. Wood	N/A	N/A	N/A
Michael G. Long	N/A	N/A	N/A
Stephen A. Bishop	N/A	N/A	N/A

Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management team or directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our sponsor, officers and directors will not be entitled to redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our sponsor, officers and directors have agreed that they will not be entitled to liquidating distributions with respect to any founder shares held by them if we fail to consummate our initial business combination within 15 months after the closing of this offering (subject to extension upon the requisite approval of our stockholders). If we do not complete our initial business combination within such applicable time period, a portion of the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire without value to the holder. With certain limited exceptions, the founder shares will not be transferable, assignable by our sponsor until the earlier of: (i) 180 days after the completion of our initial business combination or (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. The private placement warrants (i) will not initially be registered under the Securities Act and therefore will not be eligible for offer, sale, transfer or other disposition unless and until so registered or an exemption from registration applies and (ii) will be subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor. Except as described above, the private placement warrants will be freely transferable, assignable and saleable by holders of the private placement warrants. Since our sponsor and officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•        Our sponsor or its affiliates may have a conflict of interest with respect to evaluating a business combination and financing arrangements as our sponsor or an affiliate of our sponsor may fund our working capital deficiencies. Up to $1,500,000 of such additional loans may be converted into warrants of the post-business combination entity.

•        Our officers and directors may directly or indirectly own our founder shares, Class A common stock and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. In particular, because the founder shares were purchased at approximately $0.006 per share (after giving effect to the surrender of founder shares as described herein if the underwriters’ over-allotment option is not exercised in full), the holders of our founder shares (including certain of our officers and directors that directly or indirectly own founder shares) could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A common stock (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the initial business combination). Because certain of our officers and director nominees will own common stock or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in determining whether to approve same and recommend approval by our stockholders even if the consummation of same could result in a substantial loss by our public stockholders.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required (such obligation generally referred to herein as the “doctrine of corporate opportunity”) to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm, or from another independent entity that commonly renders valuation opinions, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public stockholders for a vote, our sponsor, officers and directors have agreed to vote any founder shares held by them and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors, and our sponsor and its members (present and former), managers and affiliates and their respective present and future officers and directors, have agreed, and any persons who may become officers or directors prior to the initial business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our named executive officers, directors and director nominees that beneficially owns shares of our common stock; and

•        all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

On March 9, 2022, our sponsor acquired 4,312,500 founder shares in exchange for a capital contribution of $25,000. The per share purchase price was approximately $0.006 per share. Thereafter, effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop. The following table presents the number of shares and percentage of our common stock owned by our sponsor before and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise their over-allotment option, that our sponsor forfeits 562,500 founder shares and that there are 18,850,000 shares of our common stock issued and outstanding after this offering.

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
DC-SPAC, LLC(3)	4,262,500	98.8%	3,700,000	98.7%
John Perri(3)	4,262,500	98.8%	3,700,000	98.7%
Michael Long(4)	25,000	*	25,000	*
Stephen Bishop(4)	25,000	*	25,000	*
David Wood(5)	0	*	0	*
Brian Shannon(5)	0	*	0	*
All executive officers, directors and director nominees as a group (5 individuals)	4,312,500	100.0%	3,750,000	100.0%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Dorchester Capital Acquisition Corp., 210 Park Avenue, Suite 3121, Oklahoma City, OK 73102.

(2)      Interests shown consist solely of founder shares, classified as shares of Class B common stock. Such shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment, as described in the section of this prospectus entitled “Description of Securities.”

(3)      DC-SPAC, LLC is the record holder of the shares reported herein. John Perri is the managing member of DC-SPAC, LLC. As such, Mr. Perri may be deemed to have beneficial ownership of the common stock directly held by DC-SPAC, LLC. Mr. Perri disclaims beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(4)      Effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop.

(5)      Messrs. Shannon and Wood each hold an equity interest in our sponsor. Each disclaims beneficial ownership of the shares held by our sponsor except to the extent of any pecuniary interest therein.

Immediately after this offering, our sponsor will beneficially own Class B shares of our common stock equal to 25% of our Class A common stock issued pursuant to the offering made hereby. Because of this ownership block, our sponsor may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions, including approval of our initial business combination. Pursuant to the terms of our amended and restated certificate of incorporation, holders of our Class B common stock will have the exclusive right to elect, remove and replace any director prior to the consummation of our initial business combination. This provision may only be amended if approved by holders of 90% of our common stock entitled to vote thereon.

The holders of the founder shares have agreed (i) to vote any shares owned by them in favor of any proposed business combination and (ii) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Founder Shares, EBC founder shares and Private Placement Warrants

The founder shares and private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) 180 days after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and the Class A common stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (A) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor; (B) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (F) in the event of our liquidation prior to the completion of our initial business combination; (G) by virtue of the laws of Oklahoma or Delaware, as applicable, or our sponsor’s limited liability company agreement upon dissolution of our sponsor; or (H) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the completion of our initial business combination; provided, however, that in the case of clauses (A) through (E) and (G) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

The EBC founder shares have been deemed compensation by FINRA and are therefore subject to restrictions on transfer for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual. See “Underwriting” for additional information.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 9, 2022, we issued an aggregate of 4,312,500 founder shares to our sponsor in exchange for a capital contribution of $25,000. The per share purchase price was approximately $0.006 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 25% of our Class A common stock issued pursuant to the offering made hereby. Up to 562,500 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. In addition, effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop.

Our sponsor and EBC have committed, pursuant to written agreements, to purchase an aggregate of 10,100,000 warrants (9,350,000 private warrants by our sponsor and 750,000 private warrants by EBC) at a price of $1.00 per warrant, for an aggregate purchase price of $10,100,000, in a private placement that will occur simultaneously with the closing of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private warrants in the same proportion that the over-allotment option is exercised, up to a maximum of an additional 625,000 private warrants (512,500 private warrants by our sponsor and 112,500 private warrants by EBC). Each private placement warrant entitles the holder to purchase one share of our Class A common stock at $11.50 per share. The private placement warrants (i) will not initially be registered under the Securities Act and therefore will not be eligible for offer, sale, transfer or other disposition unless and until so registered or an exemption from registration applies and (ii) will be subject to transfer restrictions pursuant to lock-up provisions in a letter agreement between us and our sponsor and EBC. Except as described above, the private placement warrants are identical to the warrants included in the units being sold in this offering.

As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

In addition to these monthly fees, we may pay customary consulting, advisory and management or similar fees to our initial stockholders, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. We may pay such fees in the event our initial stockholders, officers or directors provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources in order to assess, negotiate and consummate an initial business combination. The amount of any such fees we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. We would disclose any such fee in the proxy or tender offer materials used in connection with a proposed business combination. Our sponsor, officers and directors will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $150,000 to fund expenses of this offering. This loan is non-interest bearing, unsecured and due at the earliest of (i) the date that is 180 days following the date hereof, (ii) the date on which we consummate this offering and (iii) the date on which we determine to not proceed with such offering. The loan will be repaid upon the closing of this offering.

In addition, in order to fund working capital deficiencies, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such additional loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts.

Up to $1,500,000 of the loans made to us for such working capital purposes may be converted into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We have agreed to indemnify our sponsor and its members (present and former), managers and affiliates and their respective present and former officers and directors to the fullest extent permitted under applicable law from any claims made by us or a third party in respect of any investment opportunities sourced by them or any liability arising with respect to their activities in connection with our affairs, to the extent that such indemnification, hold harmless and exoneration obligations with respect to such matters are not expressly covered by a separate written agreement between us and any such party. Such indemnity will provide that the indemnified parties cannot access the funds held in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration rights agreement with respect to the EBC founder shares, private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the shares of Class A common stock issuable upon exercise of the foregoing and upon conversion of the founder shares, which is described under the section entitled “Description of Securities — Registration Rights.”

On March 9, 2022, we entered into the Management Services Agreement with DEM, pursuant to which DEM agreed to provide us with certain general management, administrative, operating and other services, including office space. In exchange for such services, we agreed to pay DEM a monthly fee of $40,000.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board of directors) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company and a related party. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that our initial business combination is fair to our company from a financial point of view. Furthermore, except as set forth below, no fees, reimbursements or cash payments will be made to our sponsor, officers or directors, or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination. However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination, other than from any permitted withdrawals:

•        Payment of customary consulting, success or finder fees to our sponsor, officers, directors, sponsor or their affiliates in connection with the consummation of our initial business combination;

•        Reimbursement for contracted services including general management and administration services, including office space, along with evaluation and due diligence services relating to a prospective and/or consummated initial business combination in an amount of $40,000 per month;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•        repayment of non-interest bearing loans which may be made by our sponsor or an affiliate of our sponsor to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such additional loans may be converted into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors or their affiliates.

DESCRIPTION OF SECURITIES

Pursuant to our certificate of incorporation, our authorized capital stock consists of 100,000,000 shares of Class A common stock, $0.0001 par value, 10,000,000 shares of Class B common stock, $0.0001 par value, and 35,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one share of Class A common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. Further, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants.

The Class A common stock and warrants comprising the units will begin separate trading on the 90th day following the date of this prospectus unless the underwriters inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants.

In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Common Stock

Upon the closing of this offering, 18,850,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 562,500 founder shares by our sponsor), consisting of:

•        15,000,000 shares of our Class A common stock underlying the units being offered in this offering;

•        100,000 shares of our Class A common stock held by EBC;

•        3,700,000 shares of Class B common stock held by our sponsor; and

•        25,000 shares of Class B common stock held by each of Mr. Long and Mr. Bishop.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of our Class B common stock will have the right to elect all of our directors prior to our initial business combination. On any other matter submitted to a vote of our stockholders, holders of the Class A common stock and holders of the Class B common stock will vote together as a single class, except as required by law or stock exchange rule. Unless specified in our certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Pursuant to the terms of our amended and restated certificate of incorporation, holders of our Class B common stock will have the exclusive right to elect, remove and replace any director prior to the consummation of our initial business combination. This provision may only be amended if approved by holders of 90% of our common stock entitled to vote thereon.

Because our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of our Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our business combination.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.30 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting discounts and commissions we will pay to the underwriters. Our sponsor, officers and directors will not be entitled to redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination. These quorum and voting thresholds, and the voting agreements of our sponsor, may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares of common stock sold in this offering, which we refer to herein as the “excess shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including excess shares) for or against our business combination.

If we seek stockholder approval in connection with our business combination, our sponsor, officers and directors have agreed to vote the founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to the founder shares, approval of our initial business combination would require the affirmative vote of only (i) 5,675,001, or 37.83%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that all outstanding shares are voted and the over-allotment option is not exercised, or (ii) 962,501, or 6.42%, of the aggregate total summation of the 15,000,000 public shares sold in this offering and the 100,000 EBC founder shares, assuming that only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised. Additionally, each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our amended and restated certificate of incorporation to be in effect on the date or promptly after the date of this prospectus, if we are unable to complete our business combination within 15 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, and subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors will not be entitled to rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within 15 months from the closing of this offering. However, if our sponsor, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) only holders of the founder shares have the right to vote on the election of directors prior to our initial business combination, (ii) the founder shares are subject to certain transfer restrictions, as described in more detail below, (iii) our sponsor has agreed that it will not be entitled to (A) redemption rights with respect to any founder shares and any public shares held by it in connection with the completion of our business combination (B) redemption rights with respect to its founder shares and public shares in connection with a stockholder vote to approve an amendment to our certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 15 months from the closing of this offering and (C) rights to liquidating distributions from the trust account with respect to any founder shares held by it if we fail to complete our business combination within 15 months from the closing of this offering (as such date may be extended by the requisite approval of our stockholders), although it will be entitled to liquidating distributions from the trust account with respect to any public shares it holds if we fail to complete our business combination within such time period, (iv) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial business combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (v) the founder shares are subject to registration rights. If we submit our business combination to our public stockholders for a vote, our sponsor has agreed to vote any founder shares held by it and any public shares purchased during or after this offering in favor of our initial business combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for net of redemptions, merger consideration, private placement warrants and any securities issued to affiliates), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the business combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of our Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of our Class A common stock issued pursuant to the offering made hereby. Holders of founder shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (i) 180 days after the completion of our initial business combination and (ii) subsequent to our initial business combination the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Our sponsor (or its permitted transferees) will forfeit up to 562,500 founder shares depending on the exercise of the over-allotment option in order to maintain our sponsor’s ownership of 25% of our Class A common stock issued pursuant to the offering made hereby.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants for only a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. Further, unless you purchase a multiple of two units, the number of warrants issuable to you upon separation of the units will be rounded down to the nearest whole number of warrants and return to the warrantholder an amount in cash equal to the product of such fractional interest and the volume weighted average trading price of the common stock during the ten (10) day trading period that commences on the tenth trading day prior to the day on which such warrant is exercised. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire without value to the holder. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We are registering the Class A common stock issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, as the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that as soon as practicable, but in no event later than 30 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC post-effective amendment to this registration statement, or a new a registration statement, for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Private Placement Warrants

The private placement warrants are identical to the warrants included in the units being sold in this offering, except that the private placement warrants (i) will not initially be registered under the Securities Act and therefore will not be eligible for offer, sale, transfer or other disposition unless and until so registered or there is an exemption from registration available and (ii) will be subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor and EBC. See “Description of Securities — Registration Rights” and

“Principal Stockholders — Restrictions on Transfers of Founder Shares, EBC founder shares and Private Placement Warrants.” The private placement warrants will be redeemable by us in all redemption scenarios and exercisable by us on the same basis as the warrants included in the units being sold in this offering.

We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so.

In order to finance working capital deficiencies, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. Up to $1,500,000 of such loans may be converted into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

Our sponsor and EBC have agreed not to transfer, assign or sell any of the private placement warrants (including the Class A common stock issuable upon exercise of any of these warrants), until 30 days after the completion of our initial business combination, except in each case (A) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, in the case of our sponsor; (B) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (F) in the event of our liquidation prior to the completion of our initial business combination; (G) by virtue of the laws of Delaware or our sponsor or EBC’s respective organizational documents upon dissolution of our sponsor or EBC, as applicable; or (H) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the completion of our initial business combination; provided, however, that in the case of clauses (A) through (E) and (G) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. See “Principal Stockholders — Restrictions on Transfers of Founder Shares, EBC founder shares and Private Placement Warrants.”

Redemption of Warrants

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than the 30-day redemption period to each warrantholder; and

•        if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrantholders.

We will not redeem the warrants unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. Any such exercise made for cash would require the exercising warrantholder to pay the exercise price for each warrant being exercised. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrants prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require all, but not less than all, warrantholders to exercise their warrants on a “cashless basis.” In the event any warrants are exercised on a “cashless basis,” each exercising warrantholder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (i) the product of (A) the number of shares of our Class A common stock underlying and warrants and (B) the excess of the “fair market value” (defined below) over the exercise price of the warrants by (ii) such fair market value. For purposes of this section, the “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrantholder or its securities broker or intermediary. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

The redemption criteria for our warrants have been established at a price at which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

Amendments to Warrant Agreement

The warrants will be issued in registered form under a warrant agreement between us and the warrant agent. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement will provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. All other modifications or amendments will require the written consent or vote of the registered holders of (i) at least 50% of the then outstanding public warrants to if such modification or amendment is being undertaken prior to, or in connection with, the consummation of an initial business combination or (ii) at least 50% of all then outstanding warrants (both public warrants and private placement warrants) if such modification or amendment is being undertaken after the consummation of an initial business combination. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.

Anti-Dilution Adjustments

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

In addition, if (i) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by the sponsor or its affiliates, as applicable, prior to such issuance), (ii) the aggregate gross proceeds from such issuances represents more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (A) the Market Value and (B) the Newly Issued Price, and the $18.00 per share redemption trigger price described above under “Redemption of Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value or the Newly Issued Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the exercise price of the warrants (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, extraordinary dividends and similar events), no adjustment shall be made.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a “cashless basis,” if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A common stock or any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrantholder, and return to the warrantholder an amount in cash equal to the product of such fractional interest and the volume weighted average trading price of the common stock during the ten (10) day trading period that commences on the tenth trading day prior to the day on which such warrant is exercised.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Risks Relating to our Securities — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrantholders to obtain a favorable judicial forum for disputes with our company.” We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. Our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against any monies in the trust account or interest earned thereon.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to the appointment of directors, which require the approval of a majority of at least 90% of our common stock voting at a stockholder meeting) cannot be amended without the approval of the holders of 50% of our common stock. Our sponsor, who will collectively beneficially own Class B shares of our common stock equal to 25% of our Class A common stock issued pursuant to the offering made hereby, will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner it chooses. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•        if we are unable to complete our initial business combination within 15 months from the closing of this offering (as such period may be extended by the requisite approval of our stockholders), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, and subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•        prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that such a business combination is fair to our company from a financial point of view;

•        if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        the NYSE rules require that our initial business combination must occur with one or more target businesses or assets with an aggregate fair market value of at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of the agreement to enter into the initial business combination;

•        if our stockholders approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our business combination within 15 months from the closing of this offering, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares; and

•        we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that under no circumstances will we redeem our public shares in an amount that would cause our common stock to no longer qualify for exemption from the SEC’s “penny stock” rules.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We have opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation will contain similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•        prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•        at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 20% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our amended and restated certificate of incorporation will provide that our sponsor and its respective affiliates, any of their respective direct or indirect transferees of at least 20% of our outstanding common stock and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions (other than actions arising under the Securities Act or the Exchange Act) may be brought only in the Court of Chancery in the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Class B common stock Consent Right

For so long as any shares of Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares of Class B common stock were present and voted.

Securities Eligible for Future Sale

Immediately after the consummation of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 18,850,000 (or 21,662,500 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the 15,000,000 shares (or 17,250,000 if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act (“Rule 144”). All of the remaining 4,312,500 (or 3,750,000 if the underwriters’ over-allotment option is not exercised) founder shares, 100,000 EBC founder shares and all 10,100,000 (or 10,725,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the shares of Class B common stock, EBC’s shares of Class A common stock and the private placement warrants are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be subject to registration rights as more fully described below under “— Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of common stock then outstanding, which will equal 188,500 shares immediately after this offering (or 216,625 if the underwriters exercise their over-allotment option in full); or

•        the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and private placement warrants and EBC will be able to sell the EBC founder shares, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, EBC founder shares, private placement warrants, and warrants that may be issuable upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants or warrants that may be issued upon conversion of working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the registration statement of which this prospectus forms a part, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A common stock). The holders of at least $25 million in value of these securities are entitled to demand that we file a registration statement covering such securities and to require us to effect up to an aggregate of three underwritten offerings of such securities. Notwithstanding anything to the contrary, EBC may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination; provided that EBC may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We applied to have our units, Class A common stock and warrants listed for trading on the NYSE under the symbols “DSPK.U,” “DSPK” and “DSPK WS,” respectively. We expect that our units will begin trading on the NYSE on or promptly after the effective date of the registration statement. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be listed separately and as a unit on the NYSE. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination. However, we cannot guarantee that our securities will be approved for listing.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations related to the acquisition, ownership and disposition by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) of our units, shares of our Class A common stock and public warrants, which we refer to collectively as our securities. Although not entirely clear, we intend to treat, for U.S. federal income tax purposes, the holder of a unit as the owner of two separate securities (i.e., the one share of Class A common stock and the one-half of one warrant that are the components of the unit). See “— Allocation of Purchase Price and Characterization of a Unit” below. This disclosure assumes this treatment is appropriate, in which case the discussion below with respect to actual holders of our Class A common stock and warrants should also apply to holders of units. This discussion applies only to our securities that are held as a capital asset for U.S. federal income tax purposes (generally property held for investment) and is applicable only to holders who purchased units in this offering.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the IRS or formal written opinion from our tax advisors with respect to the statements made and the positions or conclusions described in the following summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements and conclusions.

This summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws, any tax treaties or any other tax law other than U.S. federal income tax law. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

•        our founders, sponsor, officers or directors or other holders of our Class B common stock or private placement warrants;

•        banks, insurance companies or other financial institutions;

•        tax-exempt or governmental organizations;

•        “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•        dealers in securities or foreign currencies;

•        “controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•        entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•        persons deemed to sell our securities under the constructive sale provisions of the Code;

•        persons that acquired our securities through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•        persons that actually or constructively own five percent or more of any class of our shares;

•        certain former citizens or long-term residents of the United States; and

•        persons that hold our securities as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Personal Holding Company Status

We could be subject to additional U.S. federal income tax on a portion of our income if we are determined to be a personal holding company or “PHC” for U.S. federal income tax purposes. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income during such year, subject to certain adjustments.

A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents). Depending on the date and size of our initial business combination, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the equityholders of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by five or fewer such persons during the last half of a taxable year. Thus, there can be no assurance that we are not and will not be a PHC in the future.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of our units or instruments similar to our units for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. We intend to treat, for U.S. federal income tax purposes, the acquisition of a unit as the acquisition of the one share of our Class A common stock and the one-half of one warrant that are the components of the unit and, by purchasing a unit, you will agree to adopt such treatment for U.S. federal income tax purposes. This discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

As a result, for U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of our Class A common stock and the one-half of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, each investor is strongly urged to consult with its own tax advisor regarding the determination of value for these purposes. The purchase price allocated to each share of our Class A common stock and the one-half of one warrant should be the stockholder’s tax basis in such share or one-half of one warrant, as the case may be. In addition, any disposition of a unit should be treated, for U.S. federal income tax purposes, as a disposition of the share of our Class A common stock and the one-half of one warrant that make up the unit, and the amount realized on the disposition should be allocated between the share of our Class A common stock and the one-half of one warrant based on their relative fair market values at the time of disposition. The separation of shares of our Class A common stock and warrants constituting units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our Class A common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts, and because there is no authority that directly addresses the U.S. federal income tax implications of instruments that are similar to the units, there can be no assurance that your tax advisor, the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult with its own tax advisors regarding the tax consequences of an investment in a unit (including any potential alternative characterizations of a unit).

U.S. Holder and Non-U.S. Holder Defined

A “U.S. Holder” is a beneficial owner of our units, shares of our Class A common stock or warrants that, for U.S. federal income tax purposes, is:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial owner of our units, shares of our Class A common stock or warrants that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust, in each case that is not a U.S. Holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our units, shares of our Class A common stock or warrants, the tax treatment of a partner in such partnership generally will depend upon the status of the partner or the partnership, upon the activities of the partnership and upon certain determinations made at the partnership or partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our securities to consult with their tax advisors regarding the U.S. federal income and other tax considerations of the purchase, ownership and disposition of our securities by such partnership.

Considerations for U.S. Holders

This section applies to you if you are a U.S. Holder.

Tax Characterization of Distributions with Respect to Class A common stock

If we pay distributions of cash or other property to U.S. Holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles and will be treated as described under “— Considerations for U.S. Holders — Distributions Treated as Dividends.” Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in our Class A common stock, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A common stock. Any remaining portion of the distribution will be treated as gain from the sale or exchange of our Class A common stock and will be treated as described under “— Considerations for U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A common stock and Warrants” below.

Possible Constructive Distributions with Respect to Warrants

The terms of the warrants provide for an adjustment to the number of shares of our Class A common stock for which warrants may be exercised or to the exercise price of the warrants in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property to the holders of shares of our common stock. Any such constructive distribution would be treated in the same manner as if U.S. Holders of warrants received a cash distribution from us generally equal to the fair market value of the increased interest and would be taxed in a manner similar to distributions to holders of our Class A common stock described herein. See “— Considerations for U.S. Holders — Tax Characterization of Distributions with Respect to Class A common stock” above. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed U.S. Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Distributions Treated as Dividends

Any portion of a distribution that is treated as a dividend paid to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, any portion of a distribution that is treated as a dividend paid to a non-corporate U.S. Holder generally will constitute a “qualified dividend” that will be subject to U.S. federal income tax at the applicable long-term capital gains rate. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may be deemed to be a limitation of a stockholder’s risk of loss and suspend the running of the applicable holding period of such stock for this purpose during the period in which the U.S. Holder has redemption rights with respect to the Class A common stock (i.e., the period prior to the consummation of our initial business combination). If the applicable holding period requirements are not satisfied, a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential income tax rate that applies to qualified dividend income. U.S. Holders should consult with their tax advisors regarding the availability of the dividends received deduction or the preferential income tax rate for qualified dividend income, as the case may be, for any dividends paid with respect to our Class A common stock.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A common stock and Warrants

Upon a sale or other taxable disposition of our Class A common stock or warrants (which in general would include a redemption of our Class A common stock or warrants that is treated as a sale of such securities as described below including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis with respect to its Class A common stock or warrants. Generally, the amount of gain or loss recognized by a U.S. Holder will be an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or the warrants based upon the then-fair market values of the Class A common stock and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in the relevant Class A common stock or warrants. A U.S. Holder’s adjusted tax basis in its Class A common stock or warrants generally will equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of our Class A common stock or one-half of one warrant or, as discussed below, the U.S. Holder’s initial basis for our Class A common stock received upon exercise of warrants) less, in the case of a share of our Class A common stock, any prior distributions treated as a return of capital, as discussed above.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock or warrants, as applicable, so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may be deemed to be a limitation of a stockholder’s risk of loss and suspend the running of the applicable holding period of such stock for this purpose during the period in which the U.S. Holder has redemption rights with respect to the Class A common stock (i.e., the period prior to the consummation of our initial business combination). If the one-year holding period is not satisfied, any gain on a sale or other taxable disposition of the Class A common stock or warrants, as applicable, would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Redemption or Repurchase of Class A common stock for Cash

In the event that a U.S. Holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section entitled “Description of Securities — Common Stock” or if we repurchase a U.S. Holder’s Class A common stock in an open market transaction (generally referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A common stock, the U.S. Holder will be treated as described under “— Considerations for U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A common stock and Warrants” above. If the redemption does not qualify as a sale of Class A common stock, the U.S. Holder will be treated as receiving a distribution from us with the tax consequences described above under “— Considerations for U.S. Holders — Tax Characterization of Distributions with Respect to Class A common stock.”

Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants or otherwise) relative to all of our shares outstanding both before and after the redemption. The redemption of our Class A common stock generally will be treated as a sale of Class A common stock (rather than as a distribution from us) if the redemption satisfies one of the following tests (which we refer to as the “redemption sale tests”): (i) it is “substantially disproportionate” with respect to the U.S. Holder, (ii) it results in a “complete termination” of the U.S. Holder’s interest in us, or (iii) it is “not essentially equivalent to a dividend” with respect to the U.S. Holder. In determining whether any of the redemption sale tests is satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are “constructively” owned by it. A U.S. Holder may constructively own (i) stock owned by certain related individuals or entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder and (ii) any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include the Class A common stock which could be acquired pursuant to the exercise of the warrants.

In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of our Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to our initial business combination, the Class A common stock may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a “complete termination” of a U.S. Holder’s interest if either (i) all of the shares of our stock both actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed, the U.S. Holder is eligible to waive and effectively waives in accordance with specific rules the constructive attribution of stock owned by certain family members, and the U.S. Holder does not constructively own any other shares of our stock (including as a result of owning warrants). The redemption of our Class A common stock will not be “essentially equivalent to a dividend” if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances, but the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the redemption sale tests is satisfied, the redemption will be treated as a distribution from us and the tax considerations will be as described under “— Considerations for U.S. Holders — Tax Characterization of Distributions with Respect to Class A common stock” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares of our stock constructively owned by it.

U.S. Holders who actually or constructively own five percent (or if our Class A common stock is not then publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of our Class A common stock. A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

Cash Exercise of a Warrant

A U.S. Holder generally will not recognize gain or loss on the acquisition of Class A common stock upon exercise of a warrant for cash. The U.S. Holder’s tax basis in our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant (i.e., the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A common stock received upon exercise of the warrant will commence on the date of exercise of the warrant or the immediately following date. In either case, the holding period will not include the period during which the U.S. Holder held the warrant.

Cashless Exercise of a Warrant

The tax characterization of a cashless exercise of a warrant is not clear under current tax law. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax characterizations and resultant tax consequences would be adopted by the IRS or upheld by a court of law. Accordingly, U.S. Holders should consult with their tax advisors regarding the tax consequences of a cashless exercise.

A cashless exercise could potentially be characterized as any of the following for U.S. federal income tax purposes: (i) not a realization event and thus tax-deferred, (ii) a realization event that qualifies as a tax-deferred “recapitalization” or (iii) a taxable realization event. While not free from doubt, we intend to treat any cashless exercise of a warrant as described in the section of this prospectus entitled “Description of Securities — Warrants — Public Stockholders’ Warrants” as if we redeemed such warrant for shares in a cashless exchange qualifying as a tax-deferred recapitalization. However, there is some uncertainty regarding our intended tax treatment, and it is possible that a cashless exercise could be characterized differently. Accordingly, the tax consequences of all three characterizations are generally described below. U.S. Holders should consult with their tax advisors regarding the tax consequences of a cashless exercise.

If a cashless exercise were characterized as either not a realization event or as a realization event that qualifies as a recapitalization, the U.S. Holder would not recognize any gain or loss on the exchange of warrants for shares of Class A common stock. A U.S. Holder’s basis in the Class A common stock received would generally equal the holder’s basis in the exchanged warrants. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period in the Class A common stock would be treated as commencing on the date of exchange of the warrants or on the immediately following date, but the holding period would not include the period during which the U.S. Holder held the warrants. On the other hand, if the cashless exercise were characterized as a realization event that qualifies as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrants exercised therefor.

If the cashless exercise were treated as a realization event that does not qualify as a recapitalization, however, the cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized by the U.S. Holder. For example, a portion of the warrants to be exercised on a “cashless basis” could be deemed to have been surrendered in payment of the exercise price of the remaining portion of such warrants, which would be deemed to be exercised. In such a case, a U.S. Holder would effectively be deemed to have sold a number of warrants having an aggregate value equal to the exercise price of the remaining warrants deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between the value of the portion of the warrants deemed sold and its adjusted tax basis in such warrants (generally in the manner described above under “— Considerations for U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A common stock and Warrants”), and the U.S. Holder’s tax basis in the Class A common stock received would generally equal the sum of the U.S. Holder’s tax basis in the remaining warrants deemed exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A common stock would commence on the date of exercise of the warrants or on the date following the date of exercise of the warrants, but the holding period would not include the period during which the U.S. Holder held the warrants.

Redemption or Repurchase of Warrants for Cash

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Stockholders’ Warrants” or if we repurchase warrants in an open market transaction, such redemption or repurchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Considerations for U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A common stock and Warrants.”

Expiration of a Warrant

If a warrant is allowed to expire unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant (i.e., the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”). The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to dividends paid to a U.S. Holder and to the proceeds from the sale or other disposition of our securities unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Considerations for Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder. The tax characterization of the transactions described herein and the resultant tax consequences to Non-U.S. Holders are generally similar to those for U.S. Holders, except as described below.

Tax Characterization of Distributions with Respect to Class A common stock

The determination of the extent to which a distribution will be treated as a dividend, return of capital or gain from the sale of stock is generally the same for Non-U.S. Holders as that described in “— Considerations for U.S. Holders — Tax Characterization of Distributions with Respect to Class A common stock.” To the extent a distribution constitutes gain from the sale of our Class A common stock, see “— Considerations for Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A common stock and Warrants” below, and to the extent such distribution constitutes a dividend, see “— Considerations for Non-U.S. Holders — Distributions Treated as Dividends.”

Possible Constructive Distributions with Respect to Warrants

The determination for Non-U.S. Holders of whether a constructive distribution from us has occurred as a result of an adjustment to the number of shares of our Class A common stock for which warrants may be exercised or to the exercise price of the warrants in certain events (as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Stockholders’ Warrants”) is generally the same as the determination for U.S. Holders as described in “— Considerations for U.S. Holders — Possible Constructive Distributions with Respect to Warrants.” To the extent such adjustment is treated as a constructive distribution, see “— Considerations for Non-U.S. Holders — Tax Characterization of Distributions with Respect to Class A common stock” for the consequences of such characterization.

Distributions Treated as Dividends

Subject to the withholding requirements under FATCA (as defined below) and other than with respect to effectively connected dividends, each of which is discussed below, any distribution treated as a dividend paid to a Non-U.S. Holder on our Class A common stock generally will be subject to U.S. withholding tax at the rate of 30% of the gross amount of the distribution (unless an applicable income tax treaty provides for a lower rate). To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate. In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder.

Any portion of a distribution that is treated as a dividend paid to a Non-U.S. Holder that is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, that is treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A common stock and Warrants

Subject to the discussion below under “— Considerations for Non-U.S. Holders — Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our Class A common stock or our warrants (including a redemption of our Class A common stock as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period), unless:

•        the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•        such gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•        our Class A common stock and warrants constitute United States real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and, as a result, such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as provided under an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Although we do not believe we currently are a USRPHC, we cannot determine whether we will be a USRPHC in the future until we complete an initial business combination. If we were to become a USRPHC, as long as our Class A common stock is or continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations, referred to herein as “regularly traded”), a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Holder’s holding period for the applicable security, (i) more than 5% of our Class A common stock or (ii) more than 5% of the warrants, provided the warrants are considered to be regularly traded, as applicable, will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition thereof as a result of our status as a USRPHC. It is unclear how a Non-U.S. Holder’s ownership of warrants will affect the determination of whether such Non-U.S. Holder owns more than 5% of our Class A common stock. In addition, special rules may apply in the case of a disposition of warrants if our Class A common stock is considered to be regularly traded, but such warrants are not considered to be regularly traded.

We can provide no assurance as to our future status as a USRPHC or as to whether our Class A common stock or warrants will be treated as regularly traded. If we were to become a USRPHC and our Class A common stock were not considered to be regularly traded on an established securities market, a Non-U.S. Holder (regardless of the percentage of our securities owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A common stock, units, and warrants (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from any such disposition.

Non-U.S. Holders are encouraged to consult with their tax advisors regarding the tax consequences related to ownership in a USRPHC.

Redemption or Repurchase of Class A common stock for Cash

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Common Stock” or our repurchase of a Non-U.S. Holder’s Class A common stock in an open market transaction generally will correspond to the U.S. federal income tax characterization of such a redemption or repurchase of a U.S. Holder’s Class A common stock, as described under “— Considerations for U.S. Holders — Redemption or Repurchase of Class A common stock for Cash” above, and the consequences of the redemption or repurchase to the Non-U.S. Holder will correspond to that described above in “— Considerations for Non-U.S. Holders — Distributions Treated as Dividends” and “— Considerations for Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A common stock and Warrants” accordingly. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s Class A common stock at the time a Non-U.S. Holder is redeemed, the withholding agent might treat the redemption as a distribution subject to withholding tax.

Exercise or Redemption of a Warrant

The U.S. federal income tax characterization of a Non-U.S. Holder’s exercise of a warrant generally will correspond to the U.S. federal income tax characterization of the exercise of a warrant by a U.S. Holder, as described under “— Considerations for U.S. Holders — Cash Exercise of a Warrant” or “— Considerations for U.S. Holders — Cashless Exercise of a Warrant” above, as the case may be. To the extent a cashless exercise is characterized as a taxable exchange, the consequences would be similar to those described above in “— Considerations for Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A common stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. Holder of a redemption of warrants for cash described in the section of this prospectus entitled “Description of Securities — Warrants — Public Stockholders’ Warrants” (or if we purchase warrants in an open market transaction) generally will correspond to that described above in “— Considerations for Non-U.S. Holders — Gain or Loss on Sale or Other Taxable Exchange or Disposition of Class A common stock and Warrants.”

Expiration of a Warrant

The U.S. federal income tax characterization of the expiration of a warrant held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax characterization of the expiration of a warrant by a U.S. Holder, as described above in “— Considerations for U.S. Holders — Expiration of a Warrant.”

Information Reporting and Backup Withholding

Any dividends paid to a Non-U.S. Holder must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established. Payments of dividends to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a Non-U.S. Holder of our units, Class A common stock and warrants effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our units, Class A common stock and warrants effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends (including constructive dividends) paid on our securities and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of our securities, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our securities paid after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Prospective investors are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our units, Class A common stock or warrants.

INVESTORS CONSIDERING THE PURCHASE OF OUR SECURITIES ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO, U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING

EBC and Stephens are the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
EarlyBirdCapital, Inc.
Stephens Inc.
Total	15,000,000

The underwriting agreement will provide that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $            per unit and the dealers may reallow a concession not in excess of $            per unit to other dealers. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The underwriters have advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 2,250,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriters, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock, subject to certain exceptions. The underwriters in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement warrants pursuant to the letter agreement described herein.

Our sponsor has agreed not to transfer, assign or sell any of the founder shares until the earlier to occur of (i) 180 days after the completion of our initial business combination or (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except with respect to permitted transferees as in the section entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares, EBC founder shares and Private Placement Warrants”).

In addition, our sponsor and EBC have agreed that they and/or their designees will purchase from us an aggregate of 10,100,000 warrants (9,350,000 private warrants by our sponsor and 750,000 private warrants by EBC) at a price of $1.00 per warrant, for an aggregate purchase price of $10,100,000, in a private placement that will occur simultaneously with the closing of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private warrants in the same proportion that the over-allotment option is exercised, up to a maximum of an additional 625,000 private warrants (512,500 private warrants by our sponsor and 112,500 private warrants by EBC). The private placement warrants (i) will not initially be registered under the Securities Act and therefore will not be eligible for offer, sale, transfer or other disposition unless and until so registered or an exemption from registration applies, (ii) will be subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor, and

(iii) will be whole warrants exercisable for one share of our Class A common stock (subject to adjustments). Except as described above, the private placement warrants will be freely transferable, assignable and saleable by holders of the private placement warrants.

We have issued to EBC and its designees the 100,000 EBC founder shares for nominal consideration. The holders of the EBC founder shares have agreed that it and its designees will not transfer, assign or sell any EBC founder shares without our prior written consent until the earlier to occur of: (i) 180 days after the completion of our initial business combination and (ii) subsequent to our initial business combination, the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, EBC has agreed to waive (a) rights to sell any EBC founder shares in any tender offer in connection with our initial business combination or certain amendments to our certificate of incorporation, (b) rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within 15 months from the closing of this offering and (c) rights to elect to require redemption of the EBC founder shares in connection with the stockholder vote to approve the initial business combination.

The EBC founder shares and private placement warrants being purchased by EBC and/or its designees have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and are therefore subject to transfer restrictions for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.

We have granted the holders of these securities the registration rights as described under the section “Description of Securities — Registration Rights.” Notwithstanding anything to the contrary, EBC may only make a demand on one occasion and only during the five-year period beginning on the effective date of the registration statement of which this prospectus forms a part. In addition, EBC may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of the registration statement of which this prospectus forms a part.

We have granted each of EBC and Stephens a right, for a period commencing from the consummation of this offering until the consummation of our initial business combination (or the liquidation of the trust account in the event that we fail to consummate our initial business combination within the prescribed time period), to participate in all financings where we seek to raise equity, equity-linked, debt or mezzanine financings relating to or in connection with a business combination and to receive a customary fee from any and all such financings.

Additionally, for a period commencing on the date of this prospectus and continuing until one year after the closing of an initial business combination (but in no event later than three years from the date of this offering), EBC and Stephens shall have the right to act as underwriters for the next U.S. registered public offering of securities undertaken by certain of our affiliates for the purpose of raising capital and placing 90% or more of the proceeds in a trust account to be used to acquire one or more operating businesses which have not been identified at the time of the capital raising transaction.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or warrants will develop and continue after this offering.

We have applied for our units to be listed for trading on the NYSE under the symbol “DSPK.U.” We expect that our Class A common stock and warrants will begin trading under the symbols “DSPK” and “DSPK WS,” respectively, once the Class A common stock and warrants begin separate trading. We cannot guarantee that our securities will be approved for listing.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Payable by Dorchester Capital Acquisition Corp.
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$8,250,000	$9,487,500

____________

(1)      Includes $0.35 per unit, or $5,250,000 (or $6,037,500 if the over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting discounts and commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of our Class A common stock sold as part of the units in this offering, as described in this prospectus.

The underwriting agreement provides that following the completion of this offering, the obligations of the underwriters with respect to this offering will be deemed satisfied and the underwriters are not bound by any commitment or obligation to offer or sell to the public any of our securities or of any target business in an initial business combination or otherwise solicit holders of our securities or any target business in an initial business combination to approve the business combination.

If we do not complete our initial business combination and subsequently liquidate, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes to the public stockholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

•        Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.

•        “Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

•        “Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

•        Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•        To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•        To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•        Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $690,000, excluding underwriting discounts and commissions. We have agreed to reimburse the underwriters for all expenses and fees related to the review by FINRA, including the fees and expenses of counsel, not to exceed $15,000, and the expenses of investigations and background checks, not to exceed $3,500 per individual.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Additionally, Stephens has agreed that, if requested by our board of directors or a special committee thereof, to provide an opinion as to the fairness, from a financial point of view, of the consideration payable or the exchange ratio, as the case may be, in connection with a proposed initial business combination. We would pay Stephens a fee for providing such opinion in an amount to be mutually agreed upon between us and Stephens.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allow to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

Canada

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•        where required by law, that the purchaser is purchasing as principal and not as agent;

•        the purchaser has reviewed the text above under Resale Restrictions; and

•        the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

A majority of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•        to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•        to fewer than 100, or, if the relevant member state has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or

•        in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the PD 2010 Amending Directive to the extent implemented by the relevant member state) and includes any relevant implementing measure in each relevant member state, and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA

(FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

•        shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

LEGAL MATTERS

Hunton Andrews Kurth LLP, Houston, Texas, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Graubard Miller advised the underwriters in connection with the offering of the securities.

EXPERTS

The financial statements of Dorchester Capital Acquisition Corp. as of March 31, 2022 and for the period February 16, 2022 (inception) through March 31, 2022, included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

DORCHESTER CAPITAL ACQUISITION CORP.
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of
Dorchester Capital Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Dorchester Capital Acquisition Corp. (the “Company”) as of March 31, 2022, the related statements of operations, changes in stockholders’ deficit and cash flows for the period from February 16, 2022 (inception) through March 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2022, and the results of its operations and its cash flows for the period from February 16, 2022 (inception) through March 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a working capital deficiency as of March 31, 2022, and lacks the financial resources it needs to sustain its operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2022.

New York, New York
May 6, 2022

DORCHESTER CAPITAL ACQUISITION CORP.
BALANCE SHEET
As of March 31, 2022

Assets:
Cash and cash equivalents	$175,580
Total Current Assets
Deferred offering costs associated with the proposed public offering	358,024
Total Assets	$533,604
Liabilities and Stockholders’ Equity
Current Liabilities
Promissory note – related party	$150,000
Accrued offering costs	358,024
Accrued expenses	42,968
Total Current Liabilities	$550,992
Commitments and Contingencies
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 35,000,000 shares authorized; none issued and outstanding	$—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 100,000 shares issued and outstanding	10
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding(1)	431
Additional paid-in capital	25,139
Accumulated deficit	(42,968)
Total Stockholders’ Deficit	$(17,388)
Total Liabilities and Stockholders’ Deficit	$533,604

____________

(1)      Includes up to 562,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 3)

The accompanying notes are an integral part of these financial statements

DORCHESTER CAPITAL ACQUISITION CORP.
STATEMENT OF OPERATIONS
For the period from February 16, 2022 (inception) through March 31, 2022

General and administrative expenses	$42,968
Net Loss	$(42,968)

Weighted average shares of Class A shares outstanding, basic and diluted	18,182
Basic and diluted net loss per Class A share outstanding	$(0.23)

Weighted average shares of Class B shares outstanding, basic and diluted(1)	170,455
Basic and diluted net loss per Class B share outstanding	$(0.23)

____________

(1)      Excludes 562,500 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 3)

The accompanying notes are an integral part of these financial statements

DORCHESTER CAPITAL ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period from February 16, 2022 (inception) through March 31, 2022

	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – February 16, 2022 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of common stock to Sponsor(1)			4,312,500	431	24,569	—	25,000
Issuance of EBC Founder shares	100,000	10			570		580
Net loss						(42,968)	(42,968)
Balance – March 31, 2022	100,000	$10	4,312,500	$431	$25,139	$(42,968)	$(17,388)

____________

(1)      Includes up to 562,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 3)

The accompanying notes are an integral part of these financial statements

DORCHESTER CAPITAL ACQUISITION CORP.
STATEMENT OF CASH FLOWS
For the period from February 16, 2022 (inception) through March 31, 2022

Cash flows from operating activities:	$(42,968)
Net loss
Changes in operating assets and liabilities:
Accrued expenses	42,968
Net cash used in operating activities	—
Cash flows from financing activities:
Proceeds from issuance of common stock to Sponsor	25,000
Proceeds from issuance of common stock to EBC	580
Proceeds from promissory note – related party	150,000
Net cash provided by financing activities	$175,580
Net change in cash:
Cash – beginning of period	—
Cash – end of period	$175,580

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in accrued expenses	$358,024

The accompanying notes are an integral part of these financial statements

DORCHESTER CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from February 16, 2022 (inception) through March 31, 2022

Note 1 — Organization, Business Operations and Going Concern

Organization and General

Dorchester Capital Acquisition Corp. (the “Company”) was incorporated in Delaware on February 16, 2022. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, however, the Company intends to concentrate its efforts to focus identifying businesses in the upstream energy industry or in related businesses. The Company is an early stage and emerging growth company and, as such, the Company is subject to all the risks associated with early stage and emerging growth companies.

As of March 31, 2022, the Company had not commenced any operations. All activity for the period from February 16, 2022 (inception) to March 31, 2022, relates to the Company’s formation and the proposed public offering (the “Proposed Public Offering”) described below. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the net proceeds derived from the Proposed Public Offering. The Company has selected December 31st as its fiscal year end.

Sponsor and Proposed Financing

The Company’s sponsor is DC-SPAC, LLC an Oklahoma limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the Proposed Public Offering of units (each, a “Unit” and collectively, the “Units”) and the sale of private placement of units to the Sponsor that will close simultaneously with the Proposed Public Offering.

Going Concern

As of March 31, 2022, the Company had a working capital deficit of $375,412 (excluding deferred offering costs). The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this need for capital through the Proposed Public Offering. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern for one year from the issuance of these financial statements.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic along with the rising conflict between Russia and Ukraine, and resulting market volatility and has concluded that while it is reasonably possible that these events could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commissions (the “SEC”).

DORCHESTER CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from February 16, 2022 (inception) through March 31, 2022

Note 2 — Significant Accounting Policies (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $175,580 cash as of March 31, 2022. At March 31, 2021, the Company had no cash equivalents.

Fair Value Measurements

The FASB ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), defines fair value as the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants. Fair value measurements are classified on a three-tier hierarchy as follows:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

DORCHESTER CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from February 16, 2022 (inception) through March 31, 2022

Note 2 — Significant Accounting Policies (cont.)

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC 820 approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Deferred Offering Costs Associated with the Proposed Public Offering

Deferred offering costs consist of professional fees, underwriting fees, filing, regulatory and other costs incurred through the balance sheet date that are direct and incremental costs related to the Proposed Public Offering. Offering costs will be allocated to the separable financial instruments issued in the Proposed Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with our common stock will be charged against the carrying value of the common stock subject to possible redemption upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net Loss Per Common Stock

Net loss per common stock is computed by dividing net loss attributable to the common stockholder by the weighted average number of common stock outstanding during the period. Weighted average shares were reduced for the effect of an aggregate of 562,500 shares of Class B common stock that are subject to forfeiture. At March 31,2022, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common stock is the same as basic loss per common stock for the period presented.

For the period from February 16, 2022 (inception) through March 31, 2022
Class A common stock
Numerator
Net loss allocable to Class A common stock	$(4,141)
Weighted average Class A common stock outstanding, basic and diluted	18,182
Basic and diluted net loss per Class A common stock outstanding	$(0.23)

Class B common stock
Numerator
Net loss allocable to Class B common stock	$(38,827)
Weighted average Class B common stock outstanding, basic and diluted	170,455
Basic and diluted net loss per Class B common stock outstanding	$(0.23)

DORCHESTER CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from February 16, 2022 (inception) through March 31, 2022

Note 2 — Significant Accounting Policies (cont.)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2022. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The provision for income taxes was deemed to be de minimis for the period from February 16, 2022 (inception) through March 31, 2022.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At March 31, 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Related Party Transactions

Founder Shares

On March 31, 2022, 4,312,500 shares of the Company’s Class B common stock (the “Founder Shares”) were issued to the Sponsor in exchange for $25,000, or approximately $0.006 per share. Up to 562,500 Founder Shares are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters. The underwriters’ over-allotment option expires 45 days from the effective date of the registration statement. The forfeiture will be

DORCHESTER CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from February 16, 2022 (inception) through March 31, 2022

Note 3 — Related Party Transactions (cont.)

adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any units in the Proposed Public Offering).

On March 9, 2022, our Sponsor transferred 25,000 Founder Shares to two independent director nominees. The transfer of the Founder Shares is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. As of March 31, 2022, no stock-based compensation expense has been recognized. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founders Shares that ultimately vest multiplied times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares.

The holders of the Founders Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) 180 days after the completion of the Initial Business Combination or (ii) subsequent to the Initial Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

EBC Founder Shares

In March 2022, the Company issued to EarlyBirdCapital, Inc. 100,000 shares of Class A common stock (the “EBC Founder Shares”) for a capital contribution of $580. The per share purchase price was approximately $0.006 per share. The per share purchase price of the EBC founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of EBC founder shares issued. The Company accounts for the fair value of the EBC Founder Shares over consideration paid as offering cost of the Proposed Public Offering, with a corresponding credit to stockholder’s equity. The fair value of the EBC Founder Shares will be recorded as an offering cost at the time of Initial Public Offering with a corresponding increase in stockholder’s equity. The EBC Founder Shares are to be classified as Level 3 at the measurement date due to the use of unobservable inputs including the probability of a business combination, the probability of the initial public offering and other risk factors.

The holders of the EBC Founder Shares have agreed that it and its designees will not transfer, assign or sell any EBC Founder Shares without our prior written consent until the earlier to occur of: (i) 180 days after the completion of our Initial Business Combination and (ii) subsequent to our Initial Business Combination, the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

On March 10, 2022, the Sponsor agreed to loan the Company an aggregate of up to $150,000 to cover expenses related to the Proposed Public Offering pursuant to an unsecured promissory note (the “Note”). This Note is non-interest bearing and payable upon the earlier of (i) the date that is 180 days following the date of the Note and (ii) the closing date of the Proposed Public Offering. As of March 31, 2022, the Company has borrowed $150,000 on the Note.

In addition and in order to fund potential additional working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor may, but are not obligated to, loan us funds on a non-interest bearing basis as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such

DORCHESTER CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
For the period from February 16, 2022 (inception) through March 31, 2022

Note 3 — Related Party Transactions (cont.)

additional loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of the loans made to us for such working capital purposes (including the unpaid balance of the Note) may be converted into warrants of the post-business combination entity.

Administrative Support Agreement

We have agreed to enter into the Master Service Agreement (the “Master Service Agreement”) effective as of the date of the Proposed Public Offering with Dorchester Energy Management, LLC, an affiliate of our sponsor (“DEM”) to provide us contracted services including general management and administration services, including office space, along with evaluation and due diligence services relating to a prospective and/or consummated initial business combination in an amount of $40,000 per month. We can terminate the Master Service Agreement by providing DEM with 30 days’ notice.

Note 4 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue 35,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2022, there were 100,000 shares of Class A common stock issued and outstanding.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. On March 31, 2022, the Company issued 4,312,500 shares of Class B common stock, including an aggregate of up to 562,500 shares of Class B common stock that are subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part so that the Founder Shares will collectively represent 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering.

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders, except as required by law. Each share of common stock will have one vote on all such matters.

The Class B common stock will automatically convert into Class A common stock on the first business day following the completion of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. If additional Class A common stock, or equity-linked securities convertible or exercisable for Class A common stock, are issued or deemed issued in excess of the amounts issued in this offering and such issuance relates to the closing of our initial business combination, the ratio at which founder shares will convert into Class A common stock will be adjusted (subject to waiver by the holders of a majority of the Class B common stock then in issue) so that the number of shares Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of our Class A common stock issued pursuant to the Proposed Public Offering.

Note 5 — Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through May 6, 2022, the date the financial statements were available for issuance, require potential adjustment to or disclosure in the financial statements. Based on this review, the Company did not identify any such events that would require recognition or disclosure in the financial statements.

15,000,000 Units

Dorchester Capital Acquisition Corp.

______________________________

PROSPECTUS

______________________________

          , 2022

EarlyBirdCapital, Inc.

Stephens Inc.

Until           , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our Class A common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC & FINRA expenses	$70,000
Accounting fees and expenses	60,000
Printing and engraving expenses	50,000
Legal fees and expenses	400,000
Travel and roadshow expenses	15,000
NYSE listing and filing fees	25,000
Miscellaneous	70,000
Total	$690,000

Item 14.     Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)     Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

To the fullest extent permitted by law as it exists or may hereafter be amended, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, excise taxes under the Employee Retirement Income Securities Act of 1974, as amended and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnity agreements with each of our officers and directors, a form of which is to be filed as an exhibit to this registration statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.     Recent Sales of Unregistered Securities.

On March 9, 2022, our sponsor purchased an aggregate of 4,312,500 shares of our Class B common stock, for an aggregate offering price of $25,000. The per share purchase price was approximately $0.006 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. In addition, effective March 9, 2022, our sponsor transferred 25,000 founder shares to each of Messrs. Long and Bishop.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act.

In February 2022, we also issued shares to EBC and its designees an aggregate of 100,000 shares pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor. The shares issued were issued with a value of approximately $0.006 per share.

In addition, our sponsor and EBC have agreed that they and/or their designees will purchase from us an aggregate of 10,100,000 warrants (9,350,000 private warrants by our sponsor and 750,000 private warrants by EBC) at a price of $1.00 per warrant, for an aggregate purchase price of $10,100,000, in a private placement that will occur simultaneously with the closing of this offering. They have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase from us an additional number of private warrants in the same proportion that the over-allotment option is exercised, up to a maximum of an additional 625,000 private warrants (512,500 private warrants by our sponsor and 112,500 private warrants by EBC). This purchase will take place on a private placement basis simultaneously with the completion of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.     Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Certificate of Incorporation of the Registrant.*
3.2	Form of Amended and Restated Certificate of Incorporation.**
3.3	Bylaws.*
3.4	Form of Amended and Restated Bylaws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Class A common stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Hunton Andrews Kurth LLP.**
10.1	Promissory Note, dated as of March 23, 2022, issued to sponsor by the Registrant.*
10.2	Amended and Restated Letter Agreement among the Registrant and its officers and directors and sponsor.**
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.**
10.5	Securities Subscription Agreement, dated March 9, 2022, between the Registrant and sponsor.*
10.6	Letter Agreement between the Registrant and EarlyBirdCapital, Inc.*
10.7	Form of Sponsor Warrants Purchase Agreement between the Registrant and sponsor.**
10.8	Form of Indemnification Agreement.*
10.9	Management Services Agreement, dated March 9, 2022, between the Registrant and Dorchester Energy Management LLC.*
10.10	Form of Warrants Purchase Agreement between the Registrant and EarlyBirdCapital, Inc.**
23.1	Consent of BDO USA, LLP.**
23.2	Consent of Hunton Andrews Kurth LLP (to be included in Exhibit 5.1).**
24.1	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Consent of Brian P. Shannon.*
99.2	Consent of John T. Perri.*
99.3	Consent of David M. Wood.*
99.4	Consent of Michael G. Long.*
99.5	Consent of Stephen A. Bishop.*
107	Filing Fee Table*

____________

*        Previously filed.

**      Filed herewith.

Item 17.     Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 14th day of July, 2022.

DORCHESTER CAPITAL ACQUISITION CORP.
By:	/s/ Brian P. Shannon
Name:	Brian P. Shannon
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on  July 14, 2022.

Name	Position
/s/ Brian P. Shannon	Chief Executive Officer and Director
Brian P. Shannon	(Principal Executive Officer)
/s/ John T. Perri	Chief Financial Officer and Director
John T. Perri	(Principal Financial Officer)
/s/ Joseph Nguyen	Chief Accounting Officer
Joseph Nguyen	(Principal Accounting Officer)
/s/ David M. Wood	Director and Non-executive Chairman of the Board
David M. Wood
/s/ Michael G. Long	Director
Michael G. Long
/s/ Stephen A. Bishop	Director
Stephen A. Bishop
By:	/s/ Brian P. Shannon
Brian P. Shannon, as attorney-in-fact